UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Bankwell Financial Group, Inc.

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BANKWELL FINANCIAL GROUP, INC.
258 Elm Street
New Canaan, Connecticut 06840
(203) 652-0166
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2022
NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Shareholders of Bankwell Financial Group, Inc. (the “Company”) will be held at Woodway Country Club, 540 Hoyt Street, Darien, Connecticut 06820*, on Wednesday, May 25, 2022 at 8:00 a.m. for the following purposes:
1.To elect twelve (12) directors of the Company to serve until the 2023 Annual Meeting of Shareholders or until their successors are elected;
2.To consider and approve an advisory (non-binding) proposal on the Company's executive compensation;
3.To consider and approve the 2022 Bankwell Financial Group, Inc. Stock Plan;
4.To ratify the selection of RSM US LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022; and
5.To transact such other business as may properly come before the Annual Meeting, including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies or any adjournment thereof.
The Board of Directors is not aware of any such other business.
Only shareholders of record of outstanding shares of common stock of the Company at the close of business on April 1, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
*The Company intends to hold the Annual Meeting in person. However, the Company is closely monitoring the coronavirus (COVID-19) situation and is sensitive to public health and travel concerns and the protocols that federal, state, and local governments may continue to impose. There is a possibility that the Company may need to reconsider the date, time, method and/or location of the Annual Meeting. If the Company determines it necessary to make such changes, the Company will announce the decision to do so in advance in a press release and by filing additional proxy materials with the Securities and Exchange Commission, which will be available on the Company's website at http://investor.mybankwell.com. As always, the Company encourages you to vote your shares prior to the Annual Meeting.
A list of the Company’s shareholders will be open to the examination of any shareholder at 258 Elm Street, New Canaan, Connecticut, for any purpose germane to the Annual Meeting, during ordinary business hours, beginning two (2) business days after the notice date of the Annual Meeting through the date of the Annual Meeting. Due to the current situation resulting from the COVID-19 pandemic, the Company requests a minimum of 2 business days' advance notice for those desiring to inspect the list of the Company’s shareholders.
We will be providing access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, on or about April 15, 2022, we will mail to our shareholders a notice instead of a paper copy of the Proxy Statement and our 2021 Annual Report.
We hope you will vote as soon as possible. You may cast your vote over the internet or during the Annual Meeting. Alternatively, you may vote by mail or telephone by requesting hard copies of proxy materials by May 15, 2022. If your shares are held in the name of a broker, only the broker can vote your shares and only after receiving your instructions with regard to the election of Directors. If necessary, please contact the responsible person on your account and instruct him or her to execute a proxy sheet on your behalf.

By Order of the Board of Directors

Blake S. Drexler Chairman of the Board
New Canaan, Connecticut
April 15, 2022

    IMPORTANT: In order that there may be sufficient shareholder representation at the Annual Meeting, you are urged to vote by proxy even if you plan to attend the Annual Meeting. You may vote over the internet, via telephone, via mail or in person. Shares represented by proxies received prior to the time of the Annual Meeting will be voted as directed by the shareholders on their respective proxies. If you are present in person you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.
•Internet: vote your shares at www.investorvote.com/BWFG.
•Telephone and Mail: You can vote by telephone or mail by following the instructions on your proxy card.
•At the Annual Meeting: The method or timing of your vote will not limit your right to vote in person at the Annual Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.
    Your prompt action in voting your shares by proxy will be greatly appreciated. Upon request, in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials, a self-addressed postage paid envelope will be provided for your use.
    We would appreciate notice of your plan to attend the meeting in person so that we may be certain to accommodate those who come.
    Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 25, 2022. Our Proxy Statement and Annual Report to Shareholders on Form 10-K are also available online at https://investor.mybankwell.com.
______________________________________
This is not a program sponsored by Woodway Country Club.

BANKWELL FINANCIAL GROUP, INC.
258 Elm Street
New Canaan, CT 06840
(203) 652-0166
_________________
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2022
_________________
Your proxy is being solicited by the Directors of Bankwell Financial Group, Inc. (the “Company”), the bank holding company for Bankwell Bank (the “Bank”), in connection with the 2022 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Woodway Country Club, 540 Hoyt Street, Darien, Connecticut 06820*, on May 25, 2022, at 8:00 a.m. and at any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the preceding notice and are more fully discussed below. We are making the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), this Proxy Statement, the accompanying form of proxy card and our 2021 Annual Report available to shareholders on or about April 15, 2022.
*The Company intends to hold the Annual Meeting in person. However, the Company is closely monitoring the coronavirus (COVID-19) situation and is sensitive to public health and travel concerns and the protocols that federal, state, and local governments may continue to impose. There is a possibility that the Company may need to reconsider the date, time, method and/or location of the Annual Meeting. If the Company determines it necessary to make such changes, the Company will announce the decision to do so in advance in a press release and by filing additional proxy materials with the Securities and Exchange Commission, which will be available on the Company's website at http://investor.mybankwell.com. As always, the Company encourages you to vote your shares prior to the Annual Meeting.
We are furnishing these proxy materials, including our 2021 Annual Report, to our shareholders by providing access to such documents via the Internet Notice instead of mailing printed copies. The Internet Notice provides instructions as to how you may access and review all of the proxy materials on the internet. The Internet Notice also instructs you as to how you may submit your proxy over the internet or by telephone. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.
Directors, officers and employees may solicit proxies personally or by telephone or facsimile. The Company may also request brokers, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record as of April 1, 2022, and will reimburse such persons for reasonable expenses incurred in forwarding such material. The cost of solicitation will be borne by the Company.
All properly executed, unrevoked proxies received pursuant to this solicitation prior to the close of voting will be voted as directed therein. Properly executed, unrevoked proxies, which do not specifically direct the voting of the shares covered thereby on any matter will be voted in the affirmative on such matter(s). Any proxy given pursuant to this solicitation may be revoked in writing by the shareholder at any time prior to the voting of the proxy by notifying Penko Ivanov or Laura Waitz, Bankwell Financial Group, Inc., 258 Elm Street, New Canaan, Connecticut 06840.
The persons named on the form of proxy card to act as proxies at the Annual Meeting are: Todd Lampert and Carl M. Porto, both of whom are Directors of the Company and residents of Connecticut. If, for any reason, any Director nominee shall become unavailable before the date of the Annual Meeting, discretionary authority will be exercised by the above-named persons to vote the proxy cards for the election of such other person(s) as the Board of Directors shall determine. The holders of a majority of the outstanding shares of stock, present at the Annual Meeting in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Who Can Vote
You will be entitled to vote your shares of Company common stock at the Annual Meeting if you were a shareholder of record at the close of business on April 1, 2022. As of that date, there were 7,761,338 shares of common stock outstanding and entitled to vote at the meeting. You are entitled to one vote on each proposal voted on at the meeting for each share of common stock that you held on April 1, 2022. There is no cumulative voting.
We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting. You may vote over the internet, via telephone, via mail or in person.
•Internet: vote your shares at www.investorvote.com/BWFG.
•Telephone and Mail: You can vote by telephone or mail by following the instructions on your proxy card.
•At the Annual Meeting: The method or timing of your vote will not limit your right to vote in person at the Annual Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.
Internet voting is available 24 hours a day and will close at 3:00 a.m. (EDT) on Wednesday, May 25, 2022.
The shares voted by proxy over the internet, telephonically or by mail, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Voting by proxy will not prevent you from voting your shares in person if you attend the Annual Meeting.
How to Vote Shares Held by a Broker, Bank or Other Nominee
If your shares are held through a broker, bank or other nominee, you may vote your shares by marking, signing and dating the voting instruction form provided to you by your broker, bank or other nominee. To be able to vote shares not registered in your own name in person at the Annual Meeting, you will need appropriate documentation from the record holder of your shares. If you hold your shares in "street name" through a broker or bank you may only vote in person or change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions or your broker or bank.
If you are the beneficial owner of shares held in “street name” by a broker and you do not give instructions to the broker on how to vote your shares at the Annual Meeting, then the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as a “broker non-vote”). The ratification of the selection of RSM US LLP as the Company’s independent registered public accountants (Proposal 4) is considered to be a discretionary item and your broker will be able to vote on that item even if it does not receive instructions from you. The other proposals to be considered at the Annual Meeting (Proposals 1, 2 and 3) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these items.
An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. A proxy marked as abstaining with respect to a proposal will be counted for quorum purposes, but will not be counted as a vote cast, and therefore will have no effect on the vote.
Broker non-votes are also counted in determining the number of shares represented for the purpose of determining whether a quorum is present at the Annual Meeting, provided that there are discretionary items to be acted upon at a shareholders’ meeting such as here with the ratification of the independent registered public accounting firm.

Votes Required
The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:

	Proposal	Required Vote
1.	Election of 12 directors	For each nominee, a plurality of the votes cast for such nominee.
2.	Advisory (non-binding) proposal on the Company's executive compensation	A majority of the votes cast on the proposal.
3.	Approval of the 2022 Bankwell Financial Group, Inc. Stock Plan	A majority of the votes cast on the proposal.
4.	Ratification of the selection of the Company’s independent registered public accountants	A majority of the votes cast on the proposal.
    Shareholders’ votes will be tabulated by the person from Computershare appointed by the Board of Directors to act as inspector of election for the Annual Meeting.
PROPOSAL 1 -
ELECTION OF DIRECTORS
The Certificate of Incorporation of the Company provides that the number of directors shall not be less than six (6) or more than sixteen (16) and permits the exact number to be determined from time to time by our Board of Directors. Eleven (11) of our current directors and one (1) new director have been nominated for election to serve until the next Annual Meeting and until their successors are elected and qualified. For so long as Lawrence B. Seidman and his affiliated funds continue to own at least five percent (5%) of the outstanding shares of Company common stock, Mr. Seidman will be entitled under his Agreement with the Company to be a nominee to the Board of Directors and the Bank’s board of directors, subject to satisfaction of all reasonable corporate governance requirements applicable to non-employee directors and legal and regulatory requirements regarding service and election as a director.
Except for the Agreement dated February 5, 2020 between Mr. Seidman and the Company, pursuant to which the Company’s Board of Directors agreed to nominate Mr. Seidman to serve as a director of the Company and which was included as an exhibit to the Company’s Current Report on Form 8-K filed on February 7, 2020, there are no arrangements or understandings between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.

The following table sets forth the names and certain information about each nominee for director. Daniel S. Jones, director and founder, has decided to retire from the Board of Directors and is not standing for re-election.

Name	Age	Position with the Company(1)	Director Since
George P. Bauer	90	Director	2012
Gail E.D. Brathwaite	63	Director	2017
Richard E. Castiglioni	70	Director	2013(3)
Eric J. Dale	57	Director and Vice Chairman	2008(4)
Darryl Demos	61	—	—
Blake S. Drexler	64	Director and Chairman	2007(2)
James M. Garnett, Jr.	66	Director	2018
Christopher R. Gruseke	61	Director, President and CEO	2015(5)
Todd Lampert	58	Director and Corporate Secretary	2007(2)
Victor S. Liss	85	Director	2008(4)
Carl M. Porto	79	Director	2015
Lawrence B. Seidman	74	Director	2020

(1)All current directors hold the same position(s) at the Bank and Mr. Demos, if elected as a director of the Company will also be elected as a director of the Bank.
(2)Director of the Bank of New Canaan from 2001-2013. As indicated above, present director of Bankwell Bank.
(3)Director of the Bank of New Canaan from 2009-2013. As indicated above, present director of Bankwell Bank.
(4)Director of the Bank of Fairfield from 2008-2013. As indicated above, present director of Bankwell Bank.
(5)Director of the Bank of New Canaan from 2009-2011. Director of BNC Financial Group, Inc. from 2009-2012.
Recommendation
    The Board of Directors recommends that the shareholders vote “FOR” the nominees set forth above.
INFORMATION ABOUT THE BOARD OF DIRECTORS
The principal occupation and business experience for at least the last five years for our director nominees is included below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.
George P. Bauer, Director. Mr. Bauer has been the Chairman and Chief Executive Officer of GPB Group, Ltd., a Connecticut-based investment banking firm, since 1990. Mr. Bauer spent 31 years with IBM Corp., holding executive positions in marketing, finance and business systems, including Chief Financial Officer positions of several IBM divisions. He has significant experience with community banks, serving both as a director and a shareholder. Mr. Bauer joined our Board of Directors in 2012. Mr. Bauer’s financial expertise and knowledge of community banks provide valuable knowledge and insight to our Board of Directors.
Gail E.D. Brathwaite, Director. Ms. Brathwaite was appointed to an open director position at the Company and Bank on March 29, 2017. She joined the Company in April 2013 as Chief Operating Officer with over 30 years of experience in the areas of retail banking, mortgage banking operations, IT, human resources and M&A. She left the Company’s employment on December 11, 2015, while still performing consulting services. Ms. Brathwaite was President and Chief Executive Officer of G.E.D.B. Consulting, a consulting firm that she worked for from December 11, 2015 until 2018, and from May 2012 to March 2013. Previously, Ms. Brathwaite was the Executive Vice President and Chief Operating Officer of NewAlliance Bank from 2002 to 2011. Before joining NewAlliance, Ms. Brathwaite was SVP, Director of Branch Administration, Compliance and Loss Control at The Dime Savings Bank in New York. She received her Bachelor of Business Administration degree from Pace University. Ms. Brathwaite provides the Board with over 35 years of experience in executive and operating roles at the Company and larger banking institutions.

Richard E. Castiglioni, Esq., Director. Mr. Castiglioni is a partner with the law firm Diserio, Martin, O’Connor & Castiglioni in Stamford, Connecticut, established in 1983. Mr. Castiglioni was a founding partner of his law firm and the former head of its litigation department. Mr. Castiglioni has represented banks and the FDIC in litigation matters, including foreclosures, workouts and loan restructures, for more than 35 years. He joined our Board of Directors in 2013 and served on the board of The Bank of New Canaan since 2009. Mr. Castiglioni also serves as a public arbitrator on FINRA arbitrations. As an attorney with experience in business matters and representing banks, Mr. Castiglioni provides our Board of Directors with significant insight regarding potential legal issues and lending opportunities and resolutions.
Eric J. Dale, Esq., Director, Vice Chairman of the Board. Mr. Dale joined Balance Point Capital, a middle market private equity and debt firm, as a partner in January 2019. Prior to Balance Point, Mr. Dale was an executive at Nielsen PLC (NYSE: NLSN) and served as that company's Chief Legal Officer from August 2015 through January 2019. Prior to joining Nielsen, Mr. Dale had been a Partner with the law firm of Robinson & Cole, LLP in Stamford, Connecticut since 2002. He was a director of a public company, Zerotree Technologies, Inc., from 2000 until its merger with e-Media, LLC in 2002. Mr. Dale joined our Board of Directors in 2008 and served on the board of The Bank of Fairfield from its organization until its merger with The Bank of New Canaan. Mr. Dale’s experience as an investor, as a lawyer in private practice and as a corporate general counsel provides our Board of Directors with valuable insight regarding business and legal matters.
Darryl Demos. Darryl Demos is an Executive Vice President for Curinos, a global provider of data technology to the financial services industry. Mr. Demos leads engineering, product and client success areas. Mr. Demos brings more than 30 years of experience in technology, data and expert services across all major banking areas. Prior to Curinos, Mr. Demos was the General Manager at both Novantas (where he also served as a Board Member) and Verint a global technology and data company. He was a founder and CEO of Demos Solutions which was purchased by Verint in 2006. He began his career at KPMG, working in the audit and consulting divisions. Mr. Demos earned a BA from Williams and an MS from the Stern School of Business at New York University. Mr. Demos’ experience with data technology used by our industry and his substantial financial experience will provide our Board of Directors with valuable expertise on technology and accounting matters.
Blake S. Drexler, Director, Chairman of the Board. Mr. Drexler has been a portfolio manager with Mariner Capital since 2011. From 2004 to 2011, he was a private equity investor and partner in both 5-Mile Ventures and Great Point Partners, both located in Rowayton, Connecticut. He was previously Managing Director of Derivative Products at Greenwich Capital Markets for 22 years and a member of the Chicago Board of Trade, The Chicago Mercantile Exchange and the Chicago Board Options Exchange. Mr. Drexler joined our Board of Directors in 2001 and served on the board of The Bank of New Canaan from its organization. He served as Executive Chairman of the Company from August 2014 to February 2015. Mr. Drexler’s financial acumen and experience and his community involvement and leadership skills provide our Board of Directors with significant knowledge and experience regarding the business and market area of the Bank.
James M. Garnett, Jr., Director. James (Jim) M. Garnett retired in 2016 after 18 years as a managing director of Citigroup Inc. He was appointed to a director position at the Company and Bank on April 25, 2018. He spent fifteen years as Global Head of Risk Architecture which included oversight of credit, market, liquidity and operational risks across all of Citigroup’s businesses and geographies. His responsibilities included all risk systems and technology, risk analytics and stress tests, performance reporting, determination of risk appetite, policies and regulatory capital. He also was the Chief Risk Officer for Citigroup’s Treasury, Country Risk and Operational Risk. Jim joined Citigroup in 1998 as Chief Risk Officer of Citigroup’s institutional bank and trading businesses. From 1982 to 1997, Jim worked for the Chase Manhattan Corporation and held a variety of roles including head of Global Risk Management, head of North America derivatives trading and treasurer of the parent company. He currently serves as a Trustee of South Kent School and previously as a director of the Corporation Service Company (CSC) and the International Swap Dealers Association (ISDA) and as a trustee of the College of the Atlantic. Mr. Garnett’s decades of extensive experience across all businesses in the financial service industry, regulatory relationships and operational risks provide the Company’s Board deep and broad insight across all our current and prospective businesses.

Christopher R. Gruseke, Director, President and Chief Executive Officer of the Company and the Bank. Mr. Gruseke was appointed to these positions and nominated as a director in February 2015. He joined the Company as Chief Strategic Officer in January 2015. He was a founding investor and director of Bankwell Financial Group’s predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a BA from Williams College and an MS from the Stern School of Business at New York University. His familiarity with Bankwell’s market area and finance background are valuable to our Board of Directors.
Todd Lampert, Esq., Director and Corporate Secretary. Mr. Lampert is the founder of and has been the managing member of the law firm of Lampert, Toohey & Rucci, LLC located in New Canaan, Connecticut, since its inception in 1993, where he is the head of the litigation department, representing banks and title companies in construction and real estate matters for over 30 years. From 1985 to 1987, Mr. Lampert was a stock broker with Series 7 and Series 63 licenses. He joined our Board of Directors in 2007 and served on the board of The Bank of New Canaan from its organization. Mr. Lampert also served on the board of directors of Waveny Health Care from 2012 to 2018 and was the Chairman from 2016 to 2018. Currently, Mr. Lampert serves on the board of directors of the New Canaan Community Foundation. Mr. Lampert’s legal and community knowledge provide our Board of Directors with an understanding of legal and community issues.
Victor S. Liss, Director. Mr. Liss retired in 2002 after serving, from 1992 to 2002, as the Vice-Chairman, President and Chief Executive Officer of Trans-Lux Corporation, a public company that is a designer and manufacturer of digital signage display solutions for the financial, sports and entertainment, gaming and leasing markets. From 2002 to 2004, he acted as a consultant to Trans-Lux Corporation. Mr. Liss began his career at Trans-Lux Corporation in 1968, where he served as Treasurer until 1982 and later Chief Financial Officer from 1982 to 1992. Mr. Liss also served as a director of Trans-Lux Corporation from 1988 to 2010. He has served on a number of other boards of public companies and is a certified public accountant and has been active in many local professional and charitable organizations. Mr. Liss joined our Board of Directors in 2008 and was the Chairman of the Board of The Bank of Fairfield from its organization until its merger with The Bank of New Canaan. As a former executive officer of a public company and a certified public accountant, Mr. Liss provides our Board of Directors with significant experience regarding accounting matters and financial expertise.
Carl M. Porto, Esq., Director. Mr. Porto is an attorney and former Managing Principal in the law firm of Parrett, Porto, Parese & Colwell, Professional Corporation, from 2012 to 2018, with offices in Hamden and Guilford. Mr. Porto was formerly on the boards of The Bank of New Haven and Citizens Bank of Connecticut and Citizens Bank of Rhode Island. He is a member of the Connecticut Bar Association and the New Haven County Bar Association. He received a BA from Boston University and a JD from the University of Connecticut School of Law. Mr. Porto's legal and business expertise, especially in the New Haven market area, are valuable to our Board of Directors.
Lawrence B. Seidman, Director. Mr. Seidman serves as Manager of Seidman and Associates, LLC and related investment groups located in Parsippany, New Jersey, the principal business of which includes investments in financial institutions since 1995. Mr. Seidman formerly served on the board of Stonegate Bank from January 2009 to September 2018, ASB Bancorp Inc. and its wholly owned subsidiary, Asheville Savings Bank, from February 2016 to September 2018, Center Bancorp, Inc. from May 2007 to July 2014, Naugatuck Valley Financial Corporation from November 2014 to January 2016, MSB Financial Corp. and its banking subsidiary Millington Bank from July 2016 to July 2020. Mr. Seidman is a consultant to Malvern Bancorp, Inc. and its banking subsidiary, Malvern Bank and ARCTRUST Capital Advisors, L.P., a private Real Estate Investment Trust. Mr. Seidman’s many years of banking experience, both as a director and as an investor, are valuable to our Board of Directors.

INFORMATION ABOUT MANAGEMENT
A brief description of the background of each of our executive officers who is not also a director nominee is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or director.
Christine Chivily, Executive Vice President and Chief Risk & Credit Officer of the Company and the Bank. Ms. Chivily, age 63, joined the Company in April 2013. She has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac’s New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her BA from Mt. Holyoke College.
Penko Ivanov, Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Ivanov, age 53, joined the Company on September 26, 2016 and was appointed as CFO and EVP of the Bank and Company on November 10, 2016. He has more than 30 years of experience in accounting and finance. His more recent roles include CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets, and as CFO of Darien Rowayton Bank. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds MBA and bachelor degrees in accounting and finance from the University of South Florida and is a certified public accountant. He is also Six Sigma Black Belt certified.
Matt McNeill, Executive Vice President and Chief Banking Officer of the Company and the Bank. Mr. McNeill, age 47, joined the Company on March 16, 2020. He has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. During his 7 years at Metropolitan Commercial Bank the bank grew its lending assets from $400 million to over $3 billion. Mr. McNeill has additionally held lending roles at HSBC Bank US and Banco Santander. Mr. McNeill has also served as Managing Partner at American Real Estate Lending; a Commercial Real Estate finance company.
Laura J. Waitz, Executive Vice President and Chief Operating Officer of the Company and the Bank. Ms. Waitz, age 59, joined the Company in April 2017 as a consultant and then was hired full time as of August 31, 2017. She has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her BS from Penn State University. Ms. Waitz has served on the Board of the African Leadership Foundation since 2015 and currently is the Secretary of the Board and Head of Governance and Nominating Committee. She also serves on the Board of Filling in the Blanks.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2022 by more than 5% shareholders, each director, director nominee and each named executive officer listed in the Summary Compensation Table, as well as the number of shares owned by all directors, nominees and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o Bankwell Financial Group, Inc., 258 Elm Street, New Canaan, Connecticut 06840.
The table below calculates the percentage of beneficial ownership of our common stock based on 7,761,338 shares of common stock outstanding as of April 1, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within sixty days of April 1, 2022. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Our directors, director nominees, and executive officers beneficially own 2,173,129 shares of our common stock as of April 1, 2022.

Name and Title	Amount and Nature of Beneficial Ownership (1)	Percent of Class

5% Shareholders:
Endicott Management Company(2) 570 Lexington Avenue, 37th Floor New York, NY 10022	635,404	8.19

Directors, Director Nominee and Named Executive Officers:
George P. Bauer(3)	412,806	5.32
Gail E.D. Brathwaite	23,760	*
Richard E. Castiglioni	23,620	*
Eric J. Dale	58,969	*
Darryl Demos	—	*
Blake S. Drexler(4)	248,922	3.21
James M. Garnett, Jr.	21,742	*
Daniel S. Jones(5)	273,054	3.52
Todd Lampert(6)	38,157	*
Victor S. Liss	36,530	*
Carl M. Porto(7)	33,681	*
Lawrence B. Seidman(8)	718,210	9.25
Christopher Gruseke(9)	179,950	2.32
Christine Chivily	23,141	*
Matt McNeill	40,181	*
All directors, director nominee and executive officers as a group (17 persons)(10)	2,173,129	28.00

(1)Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days of the exercise of any right or option. All shares identified above are owned of record individually or jointly or beneficially by the named person.
(2)The amount shown is based solely on a Schedule 13F filed with the SEC on February 14, 2022.
(3)Includes 153,895 shares that are held by the Bauer Foundation.
(4)Includes 58,224 shares that are held in trusts over which he serves as trustee.
(5)Includes 69,494 shares that are held by spouse.
(6)Includes 9,699 shares that are held jointly with spouse.
(7)Includes 4,303 shares that are held in a pension plan.
(8)Includes 173,910 shares held by Seidman and Associates, L.L.C., 125,516 shares held by Seidman Investment Partnership, L.P., 135,206 shares held by Seidman Investment Partnership II, L.P., 30,761 shares held by Seidman Investment Partnership III, L.P., 102,111 shares held by LSBK06-08, L.L.C., 124,141 shares held by Broad Park Investors, L.L.C., and 19,023 shares held by Chewy Gooey Cookies, L.P.
(9)Includes 71,795 shares that are held jointly with spouse.
(10)Includes a total of two unnamed executive vice presidents holding a total of 40,406 shares.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Director Qualifications
We believe the current composition of our Board of Directors reflects and supports our strategic direction and that our directors bring skills, experience, background and commitment that are relevant to and support our key strategic and operational goals. We seek to continue to strengthen our Board of Directors when we add new members. Community leadership is an important consideration in reviewing and selecting board candidates. Consideration is given to candidates who can provide diversity to our Board of Directors reflective of the community we serve. Where other criteria in terms of character, skills, experience, track record and commitment are assessed by our Governance and Nominating Committee, to be equivalent, candidates reflecting such diversity may be given preference. With respect to re-nominations of sitting directors, the Governance and Nominating Committee and our Board of Directors considers individual performance as a director and any material changes in the director’s professional or job status, or community involvement. The Governance and Nominating Committee is also guided in this effort by an annual assessment of our directors.
Director Independence
Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of our Board of Directors. The rules of the Nasdaq Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our Board of Directors has determined that all of our directors, except Mr. Gruseke, are independent for purposes of the Nasdaq Stock Market rules with respect to board of director composition. Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to Bankwell Financial Group, Inc., Attn.: Mr. Blake S. Drexler, 258 Elm Street, New Canaan, Connecticut 06840.

Board Leadership
Our Board of Directors has appointed Mr. Drexler as Chairman of the Board. Since 2015, the positions of our Chief Executive Officer and the Chairman of our Board of Directors have been held by different individuals. By having another director serve as chairman, Mr. Gruseke is able to focus his time on running our operations.
Diversity
The chart below reflects the diversity of our Board of Directors based on the self-identified characteristics of our director nominees as required by Nasdaq’s new listing rules, which were approved by the SEC on August 6, 2021. The new listing rules require all companies listed on Nasdaq’s U.S. exchange to publicly disclose consistent, transparent diversity statistics regarding their board of directors through a uniform disclosure matrix.

Board Diversity Matrix (As of April 1, 2022)
Board Size:
Total Number of Directors	12
Gender:	Female	Male
Number of Directors Based on Gender Identity	1	11
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	—
White	—	11
The new listing rules also require companies listed on the Nasdaq Global Market, such as the Company, to have at least one diverse director by August 7, 2023 and at least two diverse directors (one who self-identifies as female and one who self-identifies as either an underrepresented minority or LBGTQ+) by August 7, 2025, or, in either case explain why they do not meet the objective at the time of the filing. As a Smaller Reporting Company, we may satisfy the 2025 diversity objective by having two female directors.
Our Board of Directors has one diverse director and, accordingly, meets the Nasdaq board diversity objective for August 7, 2023. We have not adopted a formal policy on diversity but have discussed Nasdaq’s new listing requirements. Our Board of Directors will consider diversity when selecting candidates for future board service. When our Board of Directors determines there is a need to fill a director position, we identify qualified individuals for consideration. We seek individuals who possess skill sets that a prospective director will be required to draw upon in order to contribute to our Board of Directors, including professional experience, education, and local knowledge. While education and skills are important factors, we also consider how candidates will contribute to the overall balance of our Board of Directors, so that we will benefit from directors with different perspectives, varying view points and wide-ranging backgrounds and experiences. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.

Code of Conduct; Code of Ethics
Our Board of Directors is committed to developing and maintaining effective, transparent, and accountable corporate governance practices. We have adopted Corporate Governance Guidelines as a set of guiding principles under which we govern our affairs and the affairs of the Bank. Our Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, board committees and selection of new directors. Our Corporate Governance Guidelines also provide that a director may not serve on the board of more than four public companies. In addition, our Board of Directors has adopted Codes of Conduct that apply to all of our directors, officers and employees, including a Code of Conduct for Senior Executive Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and Controller. Our Corporate Governance Guidelines, as well as our Codes of Conduct, are available on our website at www.mybankwell.com. Any amendments to our Code of Conduct for Senior Executive Financial Officers, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the Nasdaq Stock Market rules.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee are or have been an officer or employee of the Company or the Bank. In addition, none of our executive officers serves or has served as a member of the board of directors compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Risk Oversight
Risk is an inherent part of the business of banking, including credit risk relating to the loans and interest rate risk related to the entire balance sheet. Our Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain committees, including the Audit Committee, the Directors Loan Committee, and the Asset Liability Committee. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.
Communications with the Board
Our Board welcomes the submission of any comments or concerns from shareholders and any interested parties. Communications should be in writing and addressed to our Chairman of the Board at our principal executive offices and marked to the attention of the Board or any of its Committees, individual directors or non-management or independent directors as a group. All correspondence will be forwarded to the intended recipient(s). The Chairman of the Board and the Company's management team are responsible for facilitating an appropriate response.
Board and Annual Meeting Attendance
In 2021, our Board met nine times and each incumbent director who was a member of our Board during 2021 attended at least 75% of the total number of meetings of the Board and all committees of the Board on which the director served.
Directors are encouraged to attend our annual meetings of shareholders. Nine out of our twelve current directors attended the 2021 Annual Meeting.
Committees of the Company’s Board of Directors
Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.
Audit Committee. The Audit Committee assists our Board of Directors in its oversight of our internal accounting and operational controls and regulatory compliance of the Bank. Among other things, the Audit Committee mandates include the following:
•to assist our Board of Directors with its oversight of the integrity of our financial statements, financial reporting, and processes and systems of internal controls regarding finance, accounting, information technology and legal and regulatory compliance;
•to establish qualifications for, select, and appoint our external auditors and internal auditors, pre-approve all audit and non-audit services to be provided, and establish the fees and other expenses to be paid to the external and internal auditors;
•to oversee and monitor the independence and performance of our external auditors and internal auditing function;

•to establish and oversee the Risk Management Program in accordance with policy;
•to oversee the Director of Audit function;
•to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including confidential, anonymous submissions by employees of concerns regarding accounting, internal controls or auditing matters;
•to monitor management action addressing existing or potential financial and operational control issues brought to the attention of the Committee by employees, internal or external auditors, other third-party review firms or regulators; and
•to approve the Audit Committee Report required by the SEC to be included in the annual proxy statement.
The Audit Committee works closely with management and our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage outside legal, accounting or other consultants that it deems necessary to provide advice to the Audit Committee for any matters related to the discharge of the Audit Committee’s duties and responsibilities. Our Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.mybankwell.com.
The Audit Committee currently consists of Ms. Brathwaite, Mr. Garnett, Mr. Jones, Mr. Liss (Chair) and Mr. Seidman. All members of the Audit Committee are independent. Messrs. Jones and Liss qualify as “audit committee financial experts.” In 2021, the Audit Committee met nine times.
Audit Committee Report
The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditors, all of whom have unrestricted access to the Audit Committee.
In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and RSM US LLP, our independent auditors. We have discussed with RSM US LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (PCAOB) and the SEC. We also have received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and have discussed with representatives of RSM US LLP their independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Bankwell Financial Group, Inc.
Audit Committee

Gail E.D. Brathwaite
James M. Garnett, Jr.
Daniel S. Jones
Victor S. Liss (Chair)
Lawrence B. Seidman
Compensation Committee. The Compensation Committee assists our Board of Directors in its oversight of compensation, including benefit plans, for all employees. The Compensation Committee has direct responsibility for executive officer compensation and consideration of risk implications regarding the same. The Compensation

Committee also has responsibility for overseeing succession planning and director compensation recommendations. The Compensation Committee’s mandate includes the following:
•to assist our Board of Directors in fulfilling its responsibilities with respect to the oversight of the Company’s affairs in the areas of employee compensation plans, policies and programs;
•to determine specific executive officer (defined as all direct reports to the Chief Executive Officer, or as otherwise identified by our Board of Directors) compensation and benefits, and to approve and administer all executive officer contracts;
•to develop and maintain incentive compensation programs that are designed to:
◦reward high performance, promote accountability and adherence to our values and the codes of conduct;
◦align employee interests with the interests of our shareholders, through the use of equity plans;
◦attract, develop and retain talented leadership to serve our long-term best interests;
◦reflect appropriate consideration of current best practices for programs with similar goals and objectives; and
◦avoid the encouragement of excessive risk-taking arising from our incentive compensation policies and practices, and mitigate material risks as necessary with effective controls and risk management processes; and
•to monitor the performance of our management committee(s) administering any qualified and non-qualified benefit plans.
Our Board of Directors has adopted a written charter for the Compensation Committee which is available on our website www.mybankwell.com. The Compensation Committee currently consists of Messrs. Castiglioni, Dale (Chair), Lampert and Liss. All members of the Compensation Committee are independent. The Compensation Committee has retained an outside independent compensation consultant, Pearl Meyer & Partners, to provide advice to the Compensation Committee for any matters related to the discharge of the Compensation Committee’s duties and responsibilities. In 2021, the Compensation Committee met five times.
Governance and Nominating Committee. The Governance and Nominating Committee assists our Board of Directors in its oversight of corporate governance policies and practices, board composition and director nomination and related matters. The Governance and Nominating Committee’s mandate includes the following:
•to oversee the composition of our Board of Directors and its committees, including developing a nominating process for our Board of Directors, developing criteria for board membership, recruitment of qualified candidates for our Board of Directors, reviewing and making recommendations to the Board of Directors concerning director succession planning, review of our Board of Directors size, committee structure and assignments of Board members to serve on and to chair Board committees;
•to oversee our corporate governance policies and practices including, as appropriate, the development and recommendation to the Board of Directors for a set of corporate governance principles applicable to the Company, a Board, committee and director assessment process, programs for orientation and continuing education programs for members of the Board of Directors and other related matters consistent with corporate governance best practices and compliance with NASDAQ Stock Market corporate governance rules, if necessary; and
•to develop a comprehensive list and schedule of Board duties and responsibilities for review and approval by the Board in conjunction with the development of Corporate Governance Guidelines and, consistent with the Board's commitment to best practices and continuous improvement, to regularly review the scope and conduct of Board meetings and the scope and content of information supplied to the Board and to make recommendations to the Board with respect to any enhancements therein.

Our Board of Directors has adopted a written charter for the Governance and Nominating Committee which is available on our website www.mybankwell.com. The Governance and Nominating Committee currently consists of Messrs. Dale, Lampert and Porto (Chair). All members of the Governance and Nominating Committee are independent. In 2021, the Governance and Nominating Committee met six times.
The Governance and Nominating Committee will consider for nomination to the Board candidates recommended by shareholders. Recommendations must be sent in writing to our Chairman of the Board at our principal executive offices and marked to the attention of the Governance and Nominating Committee.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for our fiscal years ended December 31, 2021 and 2020. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where each serves in the capacity indicated below at both the Company and the Bank.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Christopher R. Gruseke President and CEO	2021	600,000	243,968	405,000	13,394	1,262,362
	2020	600,000	919,040	270,000	11,548	1,800,588
Christine Chivily EVP and CRCO	2021	300,000	110,614	135,000	9,819	555,433
	2020	278,250	—	83,475	12,110	373,835
Matt McNeill EVP and Chief Banking Officer(4)	2021	425,000	164,963	297,500	963	888,426
	2020	326,923	245,294	170,000	592	742,809
(1)These amounts represent the aggregate fair market value of shares granted (calculated in accordance with FASB ASC Topic 718) made to the executive officers named above, in all cases pursuant to the Company’s stock plans. All shares granted represent unvested restricted stock that will vest in accordance with the terms of the grant.
(2)These amounts represent cash bonus incentives earned for performance in 2021 and 2020 and paid in the subsequent year.
(3)The 2021 amounts listed represent: For Mr. Gruseke, a $8,004 matching contribution made by the Company under the Company’s 401(k) Plan, a $3,564 life and AD&D insurance premium and $1,826 in BOLI imputed income; for Ms. Chivily, a $5,289 matching contribution made by the Company under the Company’s 401(k) Plan, a $3,564 life and AD&D insurance premium and $966 in BOLI imputed income; and for Mr. McNeill, a $810 life and AD&D insurance premium and $153 in BOLI imputed income.
(4)Mr. McNeill assumed the position of Chief Banking Officer in March 2020 with an initial base salary of $425,000 per year.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2021.

		Option awards			Stock awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Christopher R. Gruseke(1)	3/18/2019				1,250	$41,050	1,250	$41,050
	2/7/2020				6,400	$210,176	6,400	$210,176
	1/4/2021				5,371	$176,384	5,371	$176,384

Christine Chivily(2)	3/18/2019				583	$19,146	583	$19,146
	12/20/2019				1,000	$32,840	1,000	$32,840
	1/4/2021				2,916	$95,761	2,915	$95,729

Matt McNeill(3)	6/22/2020				9,695	$318,384	—	$—
	1/4/2021				4,348	$142,788	4,348	$142,788
(1)Mr. Gruseke was awarded 7,500 shares of restricted stock on March 18, 2019. The stock was valued at $29.13 per share. A total of 3,750 of those shares will vest in three substantially equal installments, with the first installment to vest on February 7, 2020 and the second and third installments to vest on each annual anniversary of the vesting date thereafter. A total of 3,750 of those shares are performance restricted stock and may vest when and if the performance goal is achieved. Mr. Gruseke was awarded 32,000 shares of restricted stock on February 7, 2020. The stock was valued at $28.72 per share. A total of 16,000 of those shares will vest as follows: 40% on December 15, 2020, 20% on December 15, 2021, 20% on December 15, 2022 and 20% on December 15, 2023. A total of 16,000 of those shares are performance restricted stock and may vest when and if the performance goal is achieved. Mr. Gruseke was awarded 10,742 shares of restricted stock on January 4, 2021. The stock was valued at $18.97 per share. A total of 5,371 of those shares will vest in three substantially equal installments, with the first installment to vest on January 2, 2022 and the second and third installments to vest on each annual anniversary of the vesting date thereafter. A total of 5,371 of those shares are performance restricted stock and may vest when and if the performance goal is achieved.
(2)Ms. Chivily was awarded 3,500 shares of restricted stock on March 18, 2019. The stock was valued at $29.13 per share. A total of 1,750 of those shares will vest in three substantially equal installments, with the first installment to vest on February 7, 2020 and the second and third installments to vest on each annual anniversary of the vesting date thereafter. A total of 1,750 of those shares are performance restricted stock and may vest when and if the performance goal is achieved. Ms. Chivily was awarded 3,000 shares of restricted stock on December 20, 2019. The stock was valued at $29.60 per share. A total of 1,500 of those shares will vest in three substantially equal installments, with the first installment to vest on January 2, 2021 and the second and third installments to vest on each annual anniversary of the vesting date thereafter. A total of 1,500 of those shares are performance restricted stock and may vest when and if the performance goal is achieved. Ms. Chivily was awarded 5,831 shares of restricted stock on January 4, 2021. The stock was valued at $18.97 per share. A total of 2,916 of those shares will vest in three substantially equal installments, with the first installment to vest on January 2, 2022 and the second and third installments to vest on each annual anniversary of the vesting date thereafter. A total of 2,915 of those shares are performance restricted stock and may vest when and if the performance goal is achieved.
(3)Mr. McNeill was awarded 16,159 shares of restricted stock on June 22, 2020. The stock was valued at $15.18 per share. The shares will vest as follows: 40% on March 1, 2021, 40% on March 1, 2022 and 20% on March 1, 2023. Mr. McNeill was awarded 8,696 shares of restricted stock on January 4, 2021. The stock was valued at $18.97 per share. A total of 4,348 of those shares will vest in three substantially equal installments, with the first installment to vest on January 2, 2022 and the second and third installments to vest on each annual anniversary of the vesting date thereafter. A total of 4,348 of those shares are performance restricted stock and may vest when and if the performance goal is achieved.
(4)The closing price market value per share on December 31, 2021 was $32.84 per share.
Employment Agreements
Mr. Gruseke has an employment agreement with the Company and the Bank. Pursuant to the agreement, Mr. Gruseke is the Chief Executive Officer and President of the Company and the Bank. The employment agreement has been extended and currently provides for an employment period ending January 5, 2023. Continuing on each anniversary thereof, the term of this Agreement shall be extended for one year until such time as the members of the Board of Directors of the Company (the “Board”) or Mr. Gruseke elects not to extend the term of the Agreement by giving written notice to the other party at least ninety (90) days in advance of January 5 in each year, as applicable. His current annual salary is $600,000 and he is eligible for annual cash incentives with a target of 45% of salary. Mr. Gruseke is eligible for periodic salary increases as determined by the Compensation Committee. Mr. Gruseke is eligible to participate in the Long Term Incentive Compensation Plan. He is also entitled to benefits similar to those provided for other employees and perquisites customary to his role with us. The agreement provides for change in control “double trigger” payments (i) in an amount equal to three (3) times his average annual compensation for services rendered that was includible in the Executive’s gross income (partial years being annualized) for the immediately preceding five (5) taxable years (or such shorter period as he was employed) and (ii) the Company will reimburse him for the difference between the monthly COBRA premium paid by him for himself and his dependents and the monthly premium amount paid by similarly situated active executives, for up to two years. The agreement provides that if the change in control payments to Mr. Gruseke exceed the limit on such payments pursuant to Internal Revenue Code Section 280G and would subject him to the 280G Excise Tax, then: (i) the 280G Payments will be reduced by the minimum amount required so that no amount payable to Mr. Gruseke will be subject to the 280G Excise Tax (with cash severance reduced first) or (ii) at Mr. Gruseke’s option, he can elect to receive the full amount of the 280G Payments and be subject to and responsible for the payment of all taxes of any kind payable thereon, including the 280G Excise Tax.Pursuant to Mr. Gruseke’s employment agreement, any incentive-based compensation paid to him is subject to clawback pursuant to applicable law, regulation or stock listing requirement.
Ms. Chivily, our Executive Vice President and Chief Risk and Credit Officer, has an employment agreement with the Company and the Bank. The employment agreement has been extended with a term currently ending December 31, 2023. We may extend the employment agreement for an additional one year period, and thereafter additional one year periods, by providing Ms. Chivily notice no later than October 1 of each year. Her current annual salary is $310,000 and she is eligible for annual cash incentives with a target of 30% of salary. She is eligible for annual salary increases as determined by the Compensation Committee. Ms. Chivily is eligible to participate in the Long Term Incentive Compensation Plan. She is also entitled to benefits similar to those provided for other employees and perquisites customary to her position at the Company. Ms. Chivily’s employment agreement also provides for change in control protection consisting of a lump sum payment of two (2) times her annual salary and target bonus plus pro-rated target bonus for the year of termination, plus COBRA reimbursement based on the difference between active participant cost and COBRA cost, if she is terminated by us or our successor without cause or terminates with good reason following a change in control event. The agreement contains change in control limitation provisions with "double trigger" requirements such that if the change in control payment to Ms. Chivily exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, she shall receive the greatest of the following, whichever gives her the highest net after-tax amount (after taking into account federal, state, local and social security taxes): (i) the 280G Payments or (ii)  one dollar less than the amount of the payments that would subject her to the 280G Excise Tax. Pursuant to Ms. Chivily’s employment agreement, any incentive-based compensation paid to her is subject to clawback pursuant to applicable law, regulation or stock listing requirement.
Mr. McNeill, our Executive Vice President and Chief Banking Officer, has an employment agreement with the Company and the Bank. The employment agreement has been extended with a term currently ending December 31, 2023. We may extend the employment agreement for an additional one year period, and thereafter additional one year periods, by providing Mr. McNeill notice no later than October 1 of each year. His current annual salary is $425,000 and he is eligible for annual cash incentives with a target of 40% of salary. He is eligible for annual salary increases as determined by the Compensation Committee. Mr. McNeill is eligible to participate in the Long Term Incentive Compensation Plan. He is also entitled to benefits similar to those provided for other employees and perquisites customary to his position at the Company. Mr. McNeill’s employment agreement also provides for change in control protection consisting of a lump sum payment of two (2) times his annual salary and target bonus plus pro-rated target bonus for the year of termination, plus COBRA reimbursement based on the difference between active participant cost and COBRA cost, if he is terminated by us or our successor without cause or terminates with good reason following a change in control event. The agreement contains change in control limitation provisions with "double trigger" requirements such that if the change in control payment to Mr. McNeill exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, he shall receive the greatest of the following, whichever gives him the highest net after-tax amount (after taking into account federal, state, local and social security taxes): (i) the 280G Payments or (ii)  one dollar less than the amount of the payments that would subject him to the 280G Excise Tax. Pursuant to Mr. McNeill’s employment agreement, any incentive-based compensation paid to him is subject to clawback pursuant to applicable law, regulation or stock listing requirement.
Stock Option, Equity Award and Incentive Plans
Officer Incentive Compensation Plan. The Officer Incentive Compensation Plan is designed to provide cash compensation to our senior management for achieving budgeted profits and for outstanding performance in furthering our financial goals. The Officer Compensation Plan is administered by our Compensation Committee. Awards under the Officer Compensation Plan are normally based upon specific operating results and individual performance. The Compensation Committee reserves the right to amend or adjust payouts. Incentive awards paid under the Officer Compensation Plan are considered taxable income in the year paid. The Officer Compensation Plan includes a “clawback” provision providing for the forfeiture of incentives in the event of material financial restatements.
Equity Plans. Since its formation, the Company’s shareholders have approved various equity plans under which the Company has issued equity awards to its employees and directors. Currently, equity awards may only be made under the 2012 BNC Financial Group, Inc. Stock Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. Any future issuances of equity awards will be made under the 2012 Plan and/or any new plan adopted by the Company and its shareholders in the future. All equity awards made under the plans are made by means of an award agreement, which contains the specific terms and conditions of the grant, which generally include terms relative to vesting, rights upon death, disability or other termination of service, rights upon change in control, acceleration of benefits, transferability and amendments. The plans are administered by the Compensation Committee, which has significant discretion with respect to the issuance of awards, establishment of award terms and adoption of policies and practices related to all equity plans.
The Company’s shareholders adopted the 2012 Plan on September 19, 2012 and approved an amendment to the 2012 Plan on June 26, 2013. The 2013 amendment provided for an annual increase in the aggregate number of shares reserved and available for issuance under the 2012 Plan in the amount of an “overhang” of up to 12%. “Overhang” is defined as the aggregate number of shares subject to grants outstanding but unexercised or unvested under the 2012 Plan and the other prior equity plans, plus the number of shares available for grants under the 2012 Plan, divided by the total shares outstanding of the Company. The calculation is made once each year based on the facts available on the prior December 31; the Company's Board of Directors can then elect to add shares to the 2012 Plan each year, up to a maximum 12% overhang. No grants may be made under the 2012 Plan after its expiration on September 19, 2022, but awards granted before that time will remain outstanding in accordance with their terms.

Securities Authorized for Issuance under Equity Compensation Plans

    The following table sets forth information as of December 31, 2021, with respect to compensation plans under which our common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,680	$17.37	542,221
Equity compensation plans not approved by security holders	—	—	—
Total	11,680	$17.37	542,221
401(k) Retirement Plan
We maintain a defined contribution 401(k) retirement savings plan for our employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to the plan and income earned on those contributions are not taxable to participants until withdrawn or distributed from the plan. Employees may elect to contribute through salary deductions on a before tax and after tax basis. We provide a discretionary matching contribution, which totaled $274,547 for 2021. Our match is 50% of the first 6% of employee contributions.
Director Compensation
We believe that to successfully recruit and retain talented directors of the caliber needed to effectively direct the Company, our director compensation package should be highly competitive compared to our peer group. We consider institutions of similar asset size located throughout Connecticut to be the peer group. Additional public survey data may be consulted to assist us in determining competitive director compensation. We also believe that director compensation should serve to solidify the alignment of the shareholders' interests with that of our Board of Directors and relate to our success or the success of us or our affiliates.
We combine Company and Bank boards and committees and pay a combined fee for service on both. We pay our directors, in part, based on their attendance at our board and committee meetings held throughout the year. During 2021, directors received an annual retainer of $30,000. In addition, they received the following attendance fees:
•$1,000 per board meeting;
•$600 per Audit Committee and Directors Loan Committee meetings; and
•$500 per Compensation, Governance and Nominating, Asset/Liability, Executive, Community Reinvestment Act (CRA), and Technology Committee meetings.
    The chair of each committee received the following annual retainers:
•$14,000 each for Audit Committee and Directors Loan Committee;
•$10,000 each for Compensation, Governance and Nominating, and Technology Committee;
•$8,000 for Asset/Liability Committee; and
•$7,500 for CRA Committee

The Chairman of our Board of Directors received an annual retainer of $105,000. The Vice Chairman of our Board of Directors received an annual retainer of $55,000. Mr. Gruseke did not receive any direct remuneration for serving as a director.
This compensation was recommended by the Compensation Committee and approved by our Board of Directors after careful and extended evaluation and consideration of the recommendation of the independent compensation consultant hired by the Compensation Committee to review our Board of Directors' compensation relative to its peer group.
We established the BNC Financial Group, Inc. and Affiliates Deferred Compensation Plan for Directors, or the Directors Plan, in 2008. Directors who receive fees are eligible to participate in the Directors Plan. This non-qualified deferred compensation plan is designed to enable non-employee directors to defer receipt of compensation on a tax-advantaged basis. The deferred compensation is paid following retirement except under certain specified circumstances, including a severe financial hardship resulting from illness or accident, loss of property or other similar extraordinary and unforeseeable circumstances. The Directors Plan invests primarily in our common stock, which is purchased by an independent trustee in the open market. The Directors Plan is administered by that independent third party trustee.
The following table sets forth for the year ended December 31, 2021, the compensation paid or awarded by the Company and Bank to each person who served as a director during 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total Compensation ($)(2)
George P. Bauer	$39,500	$52,544	$92,044
Gail E.D. Brathwaite	56,400	52,544	108,944
Richard E. Castiglioni	66,100	52,544	118,644
Eric J. Dale	81,000	52,544	133,544
Blake S. Drexler	126,500	52,544	179,044
James M. Garnett, Jr.	48,300	52,544	100,844
Daniel S. Jones	55,200	52,544	107,744
Todd Lampert	75,600	78,816	154,416
Victor S. Liss	62,500	52,544	115,044
Carl M. Porto	55,500	52,544	108,044
Lawrence B. Seidman	60,000	52,544	112,544
Total	$726,600	$604,256	$1,330,856
(1)Stock awards represent the fair market value on the date of the grant for any grants made during 2021 and excludes any stock vesting from grants made prior to 2021.
(2)Compensation in the form of perquisites and other personal benefits provided by the Company has been omitted for each director as the total amount of those perquisites and personal benefits for each constituted less than $10,000 for the year ended December 31, 2021.
Directors are entitled to the protection provided by the indemnification provisions in our current certificate of incorporation and bylaws, the certificate of incorporation and bylaws of the Bank, as well as individual indemnification agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2021, and each proposed transaction in which:
•we have been or are a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
There were/are none.
Ordinary Banking Relationships
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.
The aggregate amount of loans to related parties, including their immediate families and other associates, was $25.4 million as of December 31, 2021. All loans were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with others and do not represent more than a normal risk of collectability or present other unfavorable features. We expect to have similar banking transactions in the future on comparable terms and conditions. All of these loans are performing as agreed.
Policies and Procedures Regarding Related Party Transactions
Transactions by the Company with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s Regulation W (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve Board’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We and the Bank have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.
Our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. Related party transactions are transactions in which we are a participant and a related party has or will have a direct or indirect material interest. Related parties include our current directors (including nominees for election as directors) and our executive officers, senior vice presidents, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. All related party transactions in which the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year are reviewed and approved by the Governance and Nominating Committee. In determining whether to approve a related party transaction, the Governance and Nominating Committee will consider, among other factors, the related party’s interest in the transaction, the materiality of the related party transaction to the Company and the related party, whether the transaction with the related party is proposed to be entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to the Company of, the related party transaction, the perceived impact on the independence of a director related party and other information regarding the related party transaction or the related party in the context of the proposed transaction that the Governance and Nominating Committee deems relevant. Our Related Party Transactions Policy is available on our website. During 2021, the Governance and Nominating Committee of the Board of Directors considered that the law firm of which Mr. Porto is associated with performed de minimis legal services for the Bank in 2021, for which it was paid approximately $13 thousand. Mr. Porto did not participate in the discussion regarding his independence. The law firms associated with Mr. Lampert and Mr. Castiglioni did not provide any legal services for the Bank in 2021.
PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
As part of our commitment to corporate governance best practices, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on its executive compensation program at the Annual Meeting through the following resolution:
“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in “EXECUTIVE COMPENSATION” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
We believe that our compensation policies and procedures, which are described more fully in the “EXECUTIVE COMPENSATION” section of this Proxy Statement and in the tables and narrative therein, are strongly aligned with the long-term interests of shareholders. The Company’s executive compensation philosophy is designed to be attractive, market-based, tied to performance and aligned with shareholders’ interests. We believe the Bank’s long-term strategic objectives will be enhanced by this strategy. Our compensation programs are designed to consider competitive market data, specific role functions that may be unique to our structure, internal equity and the performance of both the individual and the Company. We believe this approach will help us attract, retain and reward the best employees, fulfill the Company’s growth objectives and promote shareholder value.
This vote will not be binding on or overrule any decisions by the Company’s Board of Directors or Compensation Committee, will not create or imply any additional fiduciary duty on the part of the Board of Directors or the Compensation Committee, and will not restrict or limit the ability of our shareholders to make proposals in the future for inclusion in proxy materials related to executive compensation. The Company’s Compensation Committee and Board of Directors will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation
The Board of Directors recommends that the shareholders vote “FOR” approval of the Company’s executive compensation, as described in the Section titled “EXECUTIVE COMPENSATION” and the tabular disclosure regarding named executive officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL 3
APPROVAL OF 2022 BANKWELL FINANCIAL GROUP, INC. STOCK PLAN

On April 6, 2022, our Board of Directors adopted our 2022 Bankwell Financial Group, Inc. Stock Plan (the “2022 Plan”). The 2022 Plan will become effective, if at all, on the date that it is approved by our shareholders (the “Effective Date”).
We currently maintain the 2012 BNC Financial Group Stock Plan (the “2012 Plan”). The 2022 Plan will replace the 2012 Plan, which will expire on September 19, 2022. Following the Effective Date, no further awards may be issued under the 2012 Plan, but all awards under the 2012 Plan that are outstanding as of the Effective Date will continue to be governed by the terms, conditions and procedures set forth in the 2012 Plan and any applicable award agreement.
Under the 2022 Plan, 473,220 shares of Company common stock are initially available for grants, which number is subject to annual increases related to the Company’s total “overhang” as defined below under “Dilution, Stock Available and Historical Stock Usage.”
Rationale for Adoption of the 2022 Plan
Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units and other stock-based awards to our employees and directors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.
Required Vote of Shareholders
The affirmative vote of a majority of the votes cast by holders present in person or represented by proxy and entitled to vote thereon at the Annual Meeting is required to approve the adoption of the 2022 Plan.

Dilution, Stock Available and Historical Stock Usage
Dilution. The 2012 Plan currently provides for annual increases in the number of shares available for grant in an amount of an “overhang” of up to 12%. As of April 1, 2022, we had: (i) 9,680 stock options outstanding (fully vested); (ii) 204,693 shares of unvested restricted stock outstanding; and (iv) 473,220 shares available for grant under the 2012 Plan, which represents an “overhang” as of such date (as defined in the 2012 Plan) of 8.86%.
Subject to shareholder approval of the 2022 Plan, 473,220 shares of Company common stock will be initially reserved for issuance under the 2022 Plan, resulting in no immediate increase in the number of shares available for grant. However, like the 2012 Plan, the 2022 Plan provides for annual increases in the number of shares available for grant, but capped at a 10% (rather than 12%) “overhang” (as described below under “Shares Available; Certain Limitations”). The Board of Directors believes that this formula for determining the number of shares of Company’s common stock reserved under the 2022 Plan constitutes reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all shareholders. The closing trading price of each share of Company common stock as of the April 1, 2022 was $33.95.
Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2022 Plan will be equal to 473,220 shares, plus:
•the number of shares covered by awards granted under the 2012 Plan that are forfeited or expire or that otherwise terminate without delivery of any stock on or after the Effective Date of the 2022 Plan; and

•commencing on January 1, 2023, on January 1st of each year, the number of shares that would result in an “overhang” of ten percent (10%), unless a lesser amount is designated by the Board of Directors.
“Overhang” is defined as the quotient (expressed as a percentage) obtained by dividing (i) the aggregate number of shares subject to grants outstanding but unexercised (in the case of options or stock appreciation rights) or unvested (in the case of other awards) under the 2022 Plan and the Other Plans, plus the number of shares available to be granted under the 2022 Plan, by (ii) the total shares outstanding on December 31st of the preceding calendar year. “Other Plans” means the following Company plans: 2002 Bank Management, Director and Founder Stock Option Plan; 2006 Stock Option Plan; 2007 Stock and Equity Award Plan; 2011 Stock Option and Equity Award Plan; and 2012 Stock Plan (including the 2018 BWFG, Inc. Long Term Incentive Plan Addendum). The calculation would be made once each year based on the facts available on the prior December 31; the Company's Board of Directors can then elect to add to the 2022 Plan each year, up to a maximum 10% overhang.
New shares reserved for issuance under the 2022 Plan may be authorized but unissued shares of Company’s common stock or treasury shares. If any shares of Company’s common stock subject to an award under the 2022 Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Company common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2022 Plan except that any shares of Company common stock surrendered or withheld as payment of either the exercise price of an option and/or withholding taxes in respect of an award will not again be available for awards under the 2022 Plan. If an award is denominated in shares of Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2022 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of Company’s common stock will no longer be available for grant under the 2022 Plan.
As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the Board of Directors believes that the mechanism for increasing the stock reserved under the 2022 Plan will provide us with the platform needed to continue our growth, while managing program costs and share utilization levels within acceptable industry standards.
Share Usage. The Company has historically granted equity awards under various plans, including most recently, the 2012 Plan. In determining the requested number of shares of Company’s common stock reserved for issuance under the 2022 Plan and the mechanism for increases, we evaluated the dilution and historic share usage, burn rate and the existing terms of outstanding awards under the 2012 Plan. The annual share usage under our equity plans for the last three fiscal years was as follows:

		Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019	Average
A	Total Shares Granted During Fiscal Year(1)	71,308	109,199	64,150	81,552
B	Basic Weighted Average Common Stock Outstanding	7,706,407	7,728,328	7,757,355	7,730,697
C	Burn Rate (A/B)	0.93%	1.41%	0.83%	1.05%

(1) Includes restricted shares of common stock granted for such year.
Additional information as of December 31, 2021 regarding share usage is set forth in the table provided in the discussion of “EXECUTIVE COMPENSATION” under the caption “Securities Authorized for Issuance under Equity Compensation Plans.”

Description of 2022 Plan
The following is a summary of the material features of the 2022 Plan. This summary is qualified in its entirety by the full text of the 2022 Plan, a copy of which is attached to this Proxy Statement as Appendix A.
Eligibility. Directors and officers of the Company and directors, officers and other employees of the Bank will be eligible to participate in the 2022 Plan.
Administration of the Plan. The 2022 Plan will be administered by the Compensation Committee of our Board of Directors or a similar committee designated by our Board of Directors comprised exclusively of independent directors (as defined by NASDAQ) (the “Committee”). The Committee may interpret the 2022 Plan and may establish and amend rules and make all other determinations necessary or desirable for the administration of the 2022 Plan, provided that, subject to the equitable adjustment provisions described below, the Committee will not have the authority to reprice or cancel and re-grant any option or SAR at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our shareholders.
The 2022 Plan permits the Committee to select those eligible individuals who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. All awards made under the 2022 Plan will be made by means of an award agreement, which contains the specific terms and conditions of the grant, which may include terms relative to vesting, rights upon death, disability or other termination of service, rights upon change in control, acceleration of benefits, transferability and amendments.
Types of Awards. The 2022 Plan, like the 2012 Plan, provides for the issuance of stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted stock, restricted stock units (“RSUs”), and other stock-based awards. Such awards may be subject to such vesting conditions, including achieving one or more performance goals, as determined by the Committee.
Stock Options. Incentive stock options and non-statutory stock options may be granted under the 2022 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2022 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2022 Plan will be designated as a non-qualified stock option or an incentive stock option. The stock options granted under the 2022 Plan will vest pursuant to the individual award agreement. The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to a ten percent shareholder).
Restricted Stock and Restricted Stock Units. The Committee will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the Committee are not satisfied, the restricted stock and RSUs will be forfeited. A participant who receives a restricted stock grant will have all the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends on the shares, provided that dividends will only be paid if and when the certificate evidencing the restricted stock is delivered to the grantee. Restricted Stock Units, or RSUs, are rights to receive shares of our common stock or cash based on the value of our common stock at the end of the restriction period, as determined by the Committee. A grantee of a RSU has none of the rights of a Company shareholder unless and until the shares of our common stock are delivered in satisfaction of such RSUs.

Stock Appreciation Rights. SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2022 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. SARs may become exercisable in full or in installments according to a vesting, as the Committee may determine. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. SARs may be settled for cash, common stock or a combination of both as determined by the Committee. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.
Performance Grants. The Committee may award performance grants in the form of performance-based restricted stock, performance shares or performance units, subject to conditions and attainment of such performance goals over such periods as the Committee determines. A share of performance-based restricted stock or a performance share has an initial value equal to the fair market value of our common stock as determined on the date the share is granted. Performance goals upon which the payment or vesting of a an award depends may include, but are not limited to: earnings or earnings per share, return on equity, return on assets, revenues, expenses or reductions in cost, one or more operating ratios, stock price, shareholder return, market share, asset growth, loan growth, deposit growth and/or core deposit growth, non-interest income, charge-offs, credit quality, reductions in non-performing assets, economic value added models or equivalent metrics, productivity ratios; customer satisfaction measures and/or the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions. To the extent earned, performance grants may be settled in cash, shares of our common stock or any combination thereof as determined by the Committee. In its discretion, the Committee may provide in the award agreement for any grant of performance-based restricted stock or performance share that the grantee is entitled to receive dividend equivalents with respect to the payment of cash dividends on our common stock declared prior to the date on which the performance-based restricted stock or performance shares are settled or forfeited. Dividend equivalents, if granted must be accumulated and paid to the extent that the performance-based restricted stock or performance shares become nonforfeitable. Dividend equivalents shall not be paid with respect to performance units.
Other Stock-Based Awards. The Committee may grant other stock-based awards under the 2022 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The Committee will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement.
Equitable Adjustments. In connection with recapitalizations, stock dividends, stock splits, combination of shares or other changes in the stock, the Committee is authorized to make adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2022 Plan and the terms of outstanding awards. In the event of a merger, consolidation or other reorganization in which the Company is the surviving corporation, any award made pursuant to the 2022 Plan shall be adjusted to reflect the number and type of securities to which a holder of the number of shares subject to such aware would have been entitled immediately following such reorganization, merger, or consolidation.
Change in Control. The 2022 Plan provides that, upon a “change in control,” unless otherwise provided in the participant’s award agreement or employment agreement, all awards shall vest in full. The 2022 Plan defines “change in control” as (i) the closing of a sale of all or substantially all of the Company’s assets or common stock to an unrelated third party: (ii) a merger, consolidation or other reorganization which results in our shareholders holding less than 50% of the common stock of the successor or surviving entity in such transaction; or (iii) the complete dissolution and liquidation of the Company.

Clawback. The 2022 Plan provides that any “incentive-based compensation” within the meaning of Section 10D of the Exchange Act will be subject to claw-back by the Company in the manner required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the SEC.
Withholding. Each participant will be required to make arrangements satisfactory to the Committee regarding payment of any amounts necessary to satisfy any federal, state or local withholding obligations with respect to any award granted under the 2022 Plan. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the Committee, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.
Amendment and Termination of the 2022 Plan. The 2022 Plan provides our Board of Directors with authority to modify, suspend or terminate the 2022 Plan, except that the Board of Directors may not, without the approval of the Company’s shareholders, effect any change (other than through adjustment for changes in capitalization as provided in the 2022 Plan) which (i) increases the aggregate number of shares underlying awards; (ii) changes the class of persons eligible to receive awards; (iii) lowers the minimum option exercise price or base price of a SAR or otherwise materially increases the benefits accruing to grantees under the 2022 Plan; (iv) renders any member of the Committee eligible to receive an award while serving thereon except as provided by the 2022 Plan; (v) extends the term of the 2022 Plan; or (vi) removes the requirement that the 2022 Plan comply with the requirements of Rule 16b-3 under the Exchange Act. No modification, suspension or termination of the 2022 Plan may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The 2022 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

US Federal Income Tax Consequences
The following is a summary of certain United States federal income tax consequences of awards under the 2022 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of the option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2022 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant (such disposition, a "disqualifying disposition"), then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.
Stock Appreciation Rights. A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock. A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Other Awards. With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits
Future grants under the 2022 Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2022 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2022 Plan.

Recommendation
The Board of Directors recommends that the shareholders vote “FOR” approval of the 2022 Bankwell Financial Group Inc. Stock Plan.
PROPOSAL 4
RATIFY THE SELECTION OF INDEPENDENT AUDITORS
The Audit Committee has appointed the firm of RSM US LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2022. This appointment will continue at the pleasure of the Audit Committee and is presented to the shareholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our shareholders, the Audit Committee will consider that fact when it selects independent auditors for the following fiscal year.
One or more representatives of RSM US LLP will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from shareholders.
The Audit Committee approves, in advance, all services provided by RSM US LLP.
Principal Accounting Firm Fees
Aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and 2020 by the Company’s principal accounting firm are shown in the following table.

	Fiscal Year Ended December 31,
	2021	2020
Audit Fees(1)	$451,087	$392,390
Tax Fees(2)	69,090	71,190
All Other Fees(3)	31,415	16,800
Total Fees	$551,592	$480,380
(1)    Includes fees for the financial statement audits and quarterly reviews.
(2)    Consists of tax return preparation and tax-related compliance services.
(3)    Consists of benefit plan audit services and consultation services.
Recommendation
The Board of Directors recommends that the shareholders vote “FOR” the ratification of the selection of RSM US LLP as the Company’s independent registered public accountants.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and notices of internet availability of proxy materials. This means that only one copy of such materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any such document to you if you write or call us at the following address or telephone number: attention: Penko Ivanov or Laura Waitz, 258 Elm Street, New Canaan, CT 06840 or via telephone at (203) 652-0166. If you want to receive separate copies of the annual report, proxy statement and notice of internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.
SHAREHOLDER PROPOSALS
Proposals of shareholders to be included in the Company’s 2023 proxy material must be received by the Secretary of the Company no later than December 14, 2022 if the 2023 annual meeting is, as expected, held within 30 days of May 25, 2023.
For business to be properly brought before an annual meeting by a shareholder, including nominations of persons for election to the Board of Directors, a shareholder must give timely notice thereof in writing to the Secretary of the Company, 258 Elm Street, New Canaan, Connecticut 06840. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting. As to each matter a shareholder proposes to bring before the annual meeting, including proposed nominations to the Board of Directors, a shareholder's notice to the Secretary must set forth the information required by the Company’s Amended and Restated Bylaws, a copy of which may be obtained without charge by sending a request to the Secretary of the Company.
OTHER MATTERS
The Board of Directors is not aware of any matters proposed to be brought before the meeting other than the matters described herein. If any other matters are properly brought before the meeting, it is the intention of the persons authorized to vote the proxies to do so in accordance with their judgment in the best interests of the Company with respect to such matters.

By Order of the Board of Directors

Blake S. Drexler Chairman of the Board
April 15, 2022

Appendix A

2022 BANKWELL FINANCIAL GROUP, INC.
STOCK PLAN

ARTICLE I
PURPOSE
Bankwell Financial Group, Inc. is a dynamic and growing bank holding company that wishes to continue to (i) promote a close identity between the interests of its shareholders and management and (ii) attract and retain employees and directors and provide equity incentives for their efforts. In furtherance thereof, the 2022 Bankwell Financial Group, Inc. Stock Plan (“Plan”) is designed as a means to attract and retain such employees and directors and others who are in a position to make important contributions to the Company’s success. Upon the Plan’s Effective Date, the Plan shall supersede the 2012 Bankwell Financial Group, Inc. Stock Plan (“2012 Plan”) and no further awards shall be made under the 2012 Plan. The Plan shall not affect awards made under the 2012 Plan that are outstanding as of the Effective Date. Certain individuals designated by the Committee are covered under an administrative addendum (“2018 BWFG, Inc. Long-Term Incentive Plan”) to the 2012 Plan, which shall be an addendum to the Plan as of the Effective Date.
ARTICLE II
DEFINITIONS

Section 2.1 Definitions
Whenever used herein, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any person or entity (such as the Company), any company or other trade or business that controls, is controlled by or is under common control with such person or entity (such as the Company) within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any subsidiary of such entity (such as a Subsidiary). For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.
“Bank” means Bankwell Bank.
“Base Amount” shall have the meaning set forth in Section 8.1(b) hereof.
“Benefit Arrangement” shall have the meaning set forth in Section 12.10 hereof.
“BWFG” means each of the Company and the Bank, collectively or individually, as the context so requires.
“Board” means the Board of Directors of the Company.
“Cause” shall have the meaning given to such term in the applicable Grant Agreement and, in the absence of any such definition, means (a) engaging in any act or acts of dishonesty or morally reprehensible conduct or committing any act or acts that constitute a felony, whether or not relating to the Company, the Banks or their Affiliates; (b) attempting to obtain personal gain, profit or enrichment at the expense of the Company, the Bank or their Affiliates, or from any transaction in which Grantee has an interest which is adverse to the interest of the Company, the Bank or their Affiliates, unless Grantee shall have obtained the prior written consent of the Chairman of the Board; (c) willful and continued failure to perform the reasonable duties assigned to Grantee within the scope of Grantee’s responsibilities under any employment agreement Grantee may be a party to, the reasonable policies, standards or regulations of the Company, the Bank or their Affiliates as the same shall from time to time exist, provided Grantee shall have received at least one written notice in writing from the Company, the Bank or their Affiliates of such failure and such failure shall continue or recur ten (10) or more days after such notice; (d) acting in a manner that Grantee intends, believes or reasonably should foresee to be materially detrimental or damaging to the Company’s, the Bank’s or their Affiliates’ reputation, business operations or relations with their employees, suppliers or customers; or (e) committing any material breach of any employment agreement to which Grantee may be a party or any other written agreement between Grantee and either the Company, the Bank or their Affiliates.

“Closing Date” means the date upon which the Company shall issue the Shares sold in the Company’s next capital raise following adoption of this Plan.
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
“Committee” means the Board’s Compensation Committee or any similar committee designated by the Board comprised exclusively of independent directors (as defined by NASDAQ) (subject to any phase-in rules) to serve the functions of the Committee under this Plan.
“Common Stock” means the Company’s Common Stock, no par value per share.
“Company” means Bankwell Financial Group, Inc.
“Covered Employee” means an Employee who is a covered employee within the meaning of Section 162(m)(3) of the Code, as the same may be amended from time to time. Section 162(m)(3) of the Code currently defines “Covered Employee” as any Employee if (a) such Employee is the principal executive officer or principal financial officer of the Company at any time during the taxable year, or was an individual acting in such a capacity, (b) the total compensation of such Employee for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such Employee being among the three highest compensated officers for the taxable year (other than any individual described in subparagraph (a)), (c) in the case of taxable years beginning after December 31, 2026, such Employee is among the five highest compensated Employees for the taxable year other than any individual described in subparagraph (a) or (b), or (d) was a covered employee described in subparagraph (a) or (b) of the Company (or any predecessor) for any preceding taxable year beginning after December 31, 2016. Such term shall include any Employee who would be described in subparagraph (b) if the reporting described in such subparagraph were required as so described.
“Director” means a member of the Board of the Company or a member of the board of directors of the Bank or any other company participating in this Plan.
“Disability”, as applies to a Grantee, shall have the meaning set forth in Section 409A of the Code, as the same may be amended from time to time. Section 409A of the Code currently defines “Disability” as (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and the service recipient is receiving income replacement payments for at least three months under an accident and health plan covering employees. Notwithstanding the foregoing, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s service, Disability shall have the meaning specified in Section 22(e)(3) of the Code.
“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by this Plan, to the account of a Grantee in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Performance Grant held by such Grantee.
“Effective Date” has the meaning set forth in Section 3.1 hereof.
“Eligible Grantee” means such persons referred to in Article IV including Directors and officers of the Company and directors, officers and other employees of the Bank.
“Employee” means any person treated as an employee (including an officer or a Director of the Company or an officer or director of the Bank who is also treated as an employee) in the records of BWFG and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director of the Company or director of the Bank nor payment of a director’s fee shall be sufficient to constitute employment for purposes of this Plan.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(a) If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock on such national or regional securities exchange or market system constituting the primary market for the Common Stock, as reported in the Eastern Edition of The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(b) If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
“Freestanding Stock Appreciation Right” means a Stock Appreciation Right awarded by the Committee pursuant to Section 8.1(a) hereof other than in connection with an Option.
“Grant” means individually or collectively, an award granted under the Plan of Incentive Stock Options or Non-Qualified Stock Options (Incentive Stock Options and Non-statutory Stock Options are collectively referred to as “Options”), Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Performance-Based Restricted Stock, Unrestricted Stock and/or Other Stock-Based Grants (hereinafter collectively referred to as “Grants”).
“Grant Agreement” means a written agreement in a form approved by the Committee which is executed by an authorized member of the Committee and by the Grantee setting forth the terms, conditions and restrictions of a Grant awarded to the Grantee.
“Grantee” means an Eligible Grantee to whom a Grant is made.
“Grant Date,” as used with respect to a Grant, means the date on which such Grant is granted by the Committee pursuant to this Plan as set forth in Sections 6.1, 7.1, 8.1, 10.1 and Articles IX and XI hereof.
“Incentive Stock Option” means an Option intended to be (as set forth in the Grant Agreement) and which qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code or any successor provision thereto as in effect from time to time.
“Insider” means, at any time, any person whose transactions in Common Stock are subject to Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“Non-Employee Director” means a Director who is not an employee of BWFG or any Affiliate.
“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option. All Options shall be Non-Qualified Stock Options unless identified as Incentive Stock Options.
“Option” means a right to purchase, at a price and for the term fixed by the Committee in accordance with this Plan, and subject to such other limitations and restrictions in this Plan and the applicable Grant Agreement, a number of Shares determined by the Committee.
“Option Price” means the exercise price per Share set by the Committee in accordance with Section 6.3 hereof.
“Other Agreement(s)” shall have the meaning set forth in Section 12.10 hereof.
“Other Plans” means the Company’s 2002 Bank Management, Director and Founder Stock Option Plan, the Company’s 2006 Stock Option Plan, the Company’s 2007 Stock and Equity Award Plan, the Company’s 2011 Stock

Option and Equity Award Plan, and the Company’s 2012 Stock Plan (including the 2018 BWFG, Inc. Long-Term Incentive Plan), collectively.
“Other Stock-Based Grant” means any right granted under Article XI hereof. “Parachute Payment” shall have the meaning set forth in Section 12.10 hereof.
“Performance-Based Restricted Stock” is a Grant described in Article VII and Article X hereof.
“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3 hereof.
“Performance Grant” means a Grant of Performance Shares, Performance Units or Performance-Based Restricted Stock.
“Performance Period” means a period established by the Committee pursuant to Section hereof, at the end of which one or more Performance Goals are to be measured. “Performance Share” is a Grant described in Article X hereof.
“Performance Unit” is a Grant described in Article X hereof.
“Plan” means this 2022 Bankwell Financial Group, Inc. Stock Plan, as amended from time to time.
“Restricted Stock” is a Grant described in Article VII hereof.
“Restricted Stock Grants” means a Grant of Restricted Stock, Restricted Stock Units or Performance-Based Restricted Stock.
“Restricted Stock Units” is a Grant described in Article VII hereof.
“Restriction Period” means the period established in accordance with Section 7.1(a) hereof during which shares subject to a Restricted Stock Grant are subject to Vesting Conditions.
“Retirement,” as applied to an officer or other employee, shall mean when the officer’s or other employee’s employment with BWFG or any present or future parent or Subsidiary of BWFG terminates upon or after such person’s age equals 65 years.
“Retirement,” as applied to a Non-Employee Director, shall mean when the Non- Employee Director’s term on the Board terminates other than for Cause.
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation thereto.
“Section 162(m)” means Section 162(m) of the Code.
“Securities Act” means the Securities Act of 1933, as amended.
“Substitute Grants” means Grants awarded upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate of the Company or with which the Company or any Affiliate of the Company combines.
“Stock Appreciation Right” is a Grant described in Article VIII hereof. “Shares” means shares of Common Stock.
“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
“Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Grantee.
“Tandem Stock Appreciation Right” means a Stock Appreciation Right awarded by the Committee in connection with an Option pursuant to Section 8.1 hereof.

“Term” means the period during which a particular Option or Stock Appreciation Right may be exercised.
“Unrestricted Stock” has the meaning set forth in Article IX hereof.
“Vesting Conditions” means those conditions established in connection with Section 7.1 prior to the satisfaction of which shares subject to a Restricted Stock Grant remain subject to forfeiture or a repurchase option in favor of the Company.
“Withholding Taxes” has the meaning set forth in Section 12.6(a) hereof.
ARTICLE III
ADMINISTRATION
Section 3.1 Effective Date and Duration of Plan. This Plan became effective on the date of approval by the shareholders of the Company, on May 25, 2022 (the “Effective Date”). This Plan shall terminate on, and no Grant shall be made hereunder on or after, the tenth (10th) anniversary of the Effective Date (May 25, 2032); provided, however, that the Board may at any time prior to that date terminate this Plan.
Section 3.2 Administration of the Plan.
(a) This Plan shall be administered by the Committee. The Committee shall have the responsibility of construing and interpreting this Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of this Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of this Plan and of its rules and regulations, shall, to the extent permitted by law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Grantees and any person claiming under or through any Grantee.
(b) With respect to participation by Insiders in this Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, this Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
(c) The Board may establish and maintain a Committee of “outside directors” within the meaning of Section 162(m) to approve the award of any Grant which might reasonably be anticipated to result in the payment of employee remuneration that would exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).
(d) Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right, including, without limitation, by replacement of Options or Stock Appreciation Rights with cash or other award type, that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the Shares, in each case, without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.
(e) The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.
(f) In addition to such other rights of indemnification as they may have as members of the Board, the Committee or as directors, officers or employees of BWFG, members of the Board or of the Committee and any directors, officers or employees of BWFG to whom authority to act for the Board, the Committee or the Company is delegated, shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
(g) Notwithstanding any provision of this Plan to the contrary, the issuance of the Common Stock under this Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Common Stock certificates.
ARTICLE IV
ELIGIBILITY AND PARTICIPATION
The Committee shall select the Employees and Directors who are eligible to receive Grants under this Plan.
ARTICLE V
GRANTS
Section 5.1 Grants.
(a) Type of Grants under the Plan. Grants may consist of awards of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance-Based Restricted Stock, Performance Units, Unrestricted Stock or Other Stock- Based Grants. Grants may be awarded singly or in combination with other Grants. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Grantee in the Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement.
(b) Grant Determination. The Committee shall have plenary authority, subject to the provisions of this Plan to: (i) determine the person to whom Grants shall be awarded; (ii) determine the type, size and terms of Grants to be awarded to each Grantee and designate Options as Incentive Options or Non-Qualified Stock Options; (iii) determine the time at which the Grants will be made, the duration of any applicable exercise or restriction period, and any other conditions or restrictions, including, without limitation, (aa) the purchase price of any Common Stock, (bb) the method of payment for Shares purchased pursuant to any Grant, (cc) the method for satisfaction of any tax withholding obligation arising in connection with any Grant, and (dd) the criteria for acceleration of exercisability of Options and Stock Appreciation Rights, provided that no Incentive Stock Option shall be granted which is exercisable after the expiration of ten (10) years from the date it is granted; (iv) accelerate the vesting of all or any portion of Grants; (v) if applicable, establish and review Grantee’s performance against applicable Performance Goals for the Performance Period; (vi) establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of this Plan, including the authority to re-grant forfeited Grants; (vii) amend, modify, extend, cancel or renew any Grant or to waive any restrictions or conditions applicable to any Grant or any shares acquired pursuant thereto; (viii) authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Common Stock subject to any Grant under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; (ix) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Grant Agreement and to make all other determinations and take such other actions with respect to this Plan or any Grant as the Committee may deem advisable to the extent not inconsistent with the provisions of this Plan or applicable law; (x) provide for a “clawback” of a Grant pursuant to the provisions of Section 12.9 below; and/or (xi) determine the Fair Market Value of shares of Common Stock or other property. The Company may retain the right in a Grant Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of BWFG or any confidentiality obligation with respect to BWFG to the extent specified in such Grant Agreement applicable to the Grantee. In addition, the Company may annul a Grant if the Grantee is an employee of BWFG and is terminated for Cause. The Committee’s consideration of Grants to be made under this Plan to employees shall be made in consultation with and after considering the recommendations of the Chief Executive Officer of the Company and/or the Bank.
Section 5.2 Shares Subject to the Plan. Subject to adjustment in accordance with Section 5.3, the aggregate number of Shares of Common Stock reserved and available for issuance in connection with Grants under this Plan shall be equal to 473,220 Shares with the following adjustments:

(a) The number of Shares shall be increased by the number of Shares covered by awards granted under the 2012 Plan that are forfeited or expire or that otherwise terminate without delivery of any stock on or after the Effective Date.
(b) Commencing on January 1, 2023, on January 1st of each year, the number of Shares reserved and available for issuance shall automatically increase by up to that number of Shares that would result in the Company’s Overhang equaling 10%, computed on the basis of the number of Shares issued as of December 31st of the preceding year, unless a lesser amount is designated by the Board of Directors.
(c) “Overhang” is defined as the quotient (expressed as a percentage) by dividing (i) the aggregate number of Shares subject to Grants outstanding but unexercised (in the case of Options or Stock Appreciation Rights) or unvested (in the case of other Awards) under this Plan and the Other Plans, plus the number of Shares available to be granted under this Plan, by (ii) by the total Shares outstanding on December 31st of the immediately preceding calendar year.
(d) Accordingly, the number of Shares reserved and available for issuance may increase from year to year based on exercises of Options and Stock Appreciation Rights, vesting of other Awards, and increases in the total Shares outstanding as of December 31 of the prior year.
Shares covered by a Grant shall be counted as used as of the effective date of the award. Any Shares that are subject to Grants shall be counted against the limit set forth in Section 5.2 as one (1) share for every one (1) share subject to a Grant.
If any Shares covered by a Grant awarded under this Plan are not earned or purchased or are forfeited or expire, or if a Grant otherwise terminates without delivery of any Common Stock subject thereto or is settled in cash in lieu of shares, then the number of Shares counted against the aggregate number of Shares available under this Plan with respect to such Grant shall, to the extent of any such forfeiture, termination or expiration, again be available for purposes of this Plan in addition to the number of Shares made the subject of awards that are otherwise available for Grants.
The number of Shares available for issuance under this Plan shall not be increased by (a) any Shares tendered or withheld or Grant surrendered in connection with the purchase of Shares upon exercise of an Option or (b) any Shares deducted or delivered from a Grant payment in connection with the Company’s tax withholding obligations as described in Section 12.6 hereof. Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.
Section 5.3 Effect of Changes in Capitalization.
(a) Changes in Common Stock. If the outstanding Shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company, occurring after the Effective Date, the number and kind of Shares available for Grants, the number of Shares covered by outstanding Grants and the price per share or the applicable market value of such Grants, including a per share exercise price of Options and Stock Appreciation Rights, shall be adjusted by the Committee as it deems equitable and appropriate under the circumstances. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, but shall include a corresponding proportionate adjustment in the exercise price per share for such Option or Stock Appreciation Right. The Committee may unilaterally amend the outstanding Grants to reflect the adjustments contemplated by this Section 5.3. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (a) the number and kind of shares subject to outstanding Grants and/or (b) the exercise price of outstanding Options or Stock Option Grants to reflect such distribution. Notwithstanding the foregoing, in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to such Grant.

(b) Reorganization in Which the Company is the Surviving Company. Subject to subsection (c) hereof, if the Company shall be the surviving company in any reorganization, merger, or consolidation of the Company with one or more other companies, any Grant theretofore awarded pursuant to this Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, shall be adjusted proportionately and accordingly by the Committee to reflect any increase or decrease in the numbers of or change in kind or value of issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated prior to such reorganization, merger, or consolidation.
(c) Change in Control of the Company. Upon a Change in Control (as defined in Section 12.3(b)), each individual holding Grants outstanding hereunder shall become vested in such Grants. To the extent provision is made in writing in connection with such transaction resulting in the Change in Control (“Transaction”) for the continuation of this Plan and/or the assumption of the Grants theretofore awarded, or for the substitution for such Grants covering the stock of a successor company, or a parent or subsidiary thereof, any Grants under this Plan which remain outstanding after the consummation of the Transaction shall be appropriately adjusted as to the number and kinds of shares and exercise prices. The Committee shall send written notice of an event of a Transaction to all individuals with outstanding rights pursuant to such Grants not later than the time at which the Company gives notice thereof to its shareholders.
(d) Adjustments. Adjustments under this Section 5.3 related to stock or securities of the Company shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional Shares or shares of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. This Article V does not limit the Company’s ability to provide for alternative treatment of Grants outstanding under this Plan in the event of a Change in Control.
Section 5.4 Grant Limits.
(a) No Limitations on Company. The Grants awarded pursuant to this Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets, or any other corporate act or proceedings, whether of a similar character or otherwise.
(b) Issuance of Securities. Except as provided in this Section 5.3, the issuance by the Company of Shares or securities convertible into shares of Common Stock of any class, shall not affect the outstanding Grants.
(C) Grant Limits. The following limits shall apply to the award of any Grant if:
(i) Options and Stock Appreciation Rights. Subject to adjustment as provided in Section 5.3, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding Stock Appreciation Rights which in the aggregate are for more than twenty-five percent (25%) of the aggregate number of shares of Common Stock authorized for issuance as Options and Stock Appreciation Rights under this Plan. An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.
(ii) Other Grants. Subject to adjustment as provided in Section 5.3, no Employee shall be granted within any fiscal year of the Company one or more Grants of Restricted Stock, Restricted Stock Units or Performance-Based Restricted Stock, subject to Vesting Conditions based on the attainment of time vesting, Performance Goals, or both, which in the aggregate are for more than twenty-five percent (25%) of the aggregate number of shares of Common Stock authorized for issuance as Restricted Stock under this Plan.
ARTICLE VI
OPTIONS
Section 6.1 Grant of Options in General. The Committee may award Options to a Grantee subject to the limits under Sections 5.2 and 5.4. Any Shares to be delivered by the Company upon the exercise of Options may, at the discretion of the Directors, be authorized but unissued Shares, reacquired Shares or Shares bought on the market for purposes of this Plan.

(a) The Grant Date of an Option shall be the date on which the Committee’s action is final or such later date as specified by the Committee.
(b) In the event that any Option expires, lapses or otherwise terminates prior to being fully exercised, any Share allocable to the unexercised portion of such Option may again be made subject to an Option.
Section 6.2 Limitation on Incentive Stock Options. The aggregate Fair Market Value (determined at the date an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under this Plan or any other plan maintained by the Company) shall not exceed $100,000. Options so exceeding the $100,000 level, if any, shall be Non-Qualified Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section 6.2, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Non-Qualified Stock Option in part by reason of the limitation set forth in this Section 6.2, the Grantee may designate which portion of such Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.
Section 6.3 Option Price. The Option Price shall be fixed by the Committee and stated in each Grant Agreement and, except in the case of Substitute Grants and as set forth hereafter, shall be not less than the Fair Market Value of a Share on the Grant Date of the Option (as determined in good faith by the Committee). Notwithstanding the foregoing, in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date of such Option. The Committee may not modify the applicable Option Price set on the Grant Date established in accordance with this Section 6.3. Payment of the Option Price shall be made in cash, by check or cash equivalent or in such other form as the Committee may approve, including Shares valued at the Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property, or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds sufficient to pay the Option Price.
Section 6.4 Terms and Exercise of Options; Limitations on Exercise and Transferability of Options.
(a) Each Option granted under this Plan shall be exercisable only during a Term commencing on the Grant Date, unless otherwise specified in the Grant Agreement, and ending (unless the Option shall have terminated earlier under other provisions of this Plan) on a date to be fixed by the Committee but in no event later than the tenth (10th) anniversary of the date it is granted to any Grantee; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five (5) years from the date it is granted.
(b) The Committee shall have authority to grant Options exercisable in full at any time during their Term or exercisable in cumulative or non-cumulative installments.
(c) Notwithstanding the provisions of subparagraph (b) hereof, an Option or portion thereof that has vested shall become fully exercisable upon the occurrence of the Grantee’s death or withdrawal from the Board by reason of such person’s Retirement or Disability, or on the day preceding a reorganization in which the Company is not the surviving company or sale of assets or stock as described in Section 5.3.
(d) Options shall be exercised in whole or in part in accordance with the procedures set forth in the Grantee’s Grant Agreement.
(e) Subject to the provisions of subsection (f) hereof, upon compliance by the Grantee with such terms of exercise, the Company shall promptly deliver to the Grantee a certificate or certificates for the Shares purchased, without charge to the Grantee for any issue or transfer tax.
(f) The Committee may postpone any exercise of an Option for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence to determine that the Shares are qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto;

and the Company shall not be obligated by virtue of any Grant Agreement or any provision of this Plan to recognize the exercise of an Option to sell or issue Shares in violation of any applicable law. Any such postponement shall not extend the Term of an Option; and neither BWFG nor its respective directors or officers shall have any obligation or liability to the Grantee of an Option, or to the Grantee’s Successor, with respect to any Shares as to which the Option shall lapse because of such postponement.
(g) All Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and may be exercised during the lifetime of the Grantee only by the Grantee, except that the Committee may permit:
(i) exercise, during the Grantee’s lifetime, by the Grantee’s guardian or legal representative;
(ii) transfer, upon the Grantee’s death, to beneficiaries designated by Grantee in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are, with respect to an Incentive Stock Option, consistent with the requirements of Section 422(b)(5) of the Code; and
(iii) transfer for estate or other personal financial planning purposes, if the Committee determines that such transaction is not inconsistent with the purposes of this Plan, in its discretion.
(h) Upon the exercise of a Non-Qualified Stock Option by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee’s name and the name of another person as joint tenants with right of survivorship.
(i) The Committee may provide, in the Grant Agreement, for the lapse of the Option, prior to the expiration of its Term, upon the occurrence of any event specified by the Committee. The Committee may also provide, in the Grant Agreement or by subsequent determination, for extension of a Term of an Option beyond a termination of employment, provided the Term is not extended beyond its original expiration date or, if earlier, the 10th anniversary following the Grant Date.
(j) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full Option Price of the Shares for which the election is made.
(k) No Option granted to a prospective Employee or a prospective Director may become exercisable prior to the date on which such person commences employment or service with the Company, whether in the capacity of an Employee or Director.
Section 6.5 Exercise of Options by Grantee on Cessation of Employment. Except as otherwise specifically provided for herein, employment for the purposes of this Section shall mean continuous full-time salaried employment with BWFG, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this section may, at the discretion of the Committee, also include continuous full- time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of granting an Option or afterward. The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement for exercises of Options following cessation of employment.
(a) Except as provided in paragraphs (b), (c) and (e) below, in the event Grantee ceases to be an employee of BWFG through involuntary termination without Cause by BWFG or any voluntary termination, all Options held by such Grantee shall lapse on the date that is the earlier of (i) ninety (90) days following such termination, or (ii) the expiration date set forth in such Option.
(b) If such termination is due to Retirement, all Options held by such Grantee shall continue to vest in accordance with the terms of the Grant and all such Options shall be exercised on the earlier of the expiration of the Term of such Option or (i) with respect to Options unvested at the time of Retirement, prior to that date that is three (3) years from the date of vesting; and (ii) with respect to Options vested at the time of Retirement, prior to that date that is three (3) years from the date of Retirement.

(c) If such termination is due to death or Disability, all Options held by such Grantee shall vest immediately on the date of such Grantee’s death or Disability and all such Options shall be exercised within one (1) year of the date of death or Disability.
(d) If a Grantee should die while employed by the Company or after Disability or Retirement, any Option previously granted to the Grantee under this Plan may be exercised by the person designated in such Grantee’s last will and testament or, in the absence of such designation, by the Grantee’s estate, to the full extent that such Option could have been exercised by such Grantee immediately prior to the Grantee’s death, but not later than the first anniversary of the Grantee’s death in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-Qualified Stock Option.
(e) No exercises may occur after expiration of the Term of the Option.
(f) In the event Grantee ceases to be an employee of BWFG through involuntary termination for Cause, all Options held by such Grantee shall lapse immediately upon such termination.
(g) Notwithstanding the foregoing, other than termination of a Grantee’s service for Cause, if a sale within the applicable time periods set forth in a Grant Agreement of shares acquired upon the exercise of the Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of service, or (iii) the expiration of the Term of the Option.
Section 6.6 Exercise of Options by Grantee other than on Cessation of Employment.
(a) In the event Grantee ceases to be a Non-Employee Director through removal for Cause by BWFG all Options held by such Grantee shall lapse immediately upon removal as a director.
(b) In the event Grantee ceases to be a Non-Employee Director due to Retirement, all Options held by such Grantee shall continue to vest in accordance with the terms of the Grant and all such Options shall be exercised on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant.
(c) In the event Grantee ceases to be a Non-Employee Director due to death or Disability, all Options held by such Grantee shall vest immediately on the date of such Grantee’s death or Disability and all such Options shall be exercised within one (1) year of the date of death or Disability.
(d) No exercises may occur after expiration of the Term of the Option.
Section 6.7 Notice of Disqualifying Disposition. If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
ARTICLE VII
RESTRICTED STOCK GRANTS
Section 7.1 Restricted Stock Grants in General.
(a) Subject to the limits under Sections 5.2 and 5.4, the Committee may award Restricted Stock Grants to a Grantee pursuant to conditions established by the Committee under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, the satisfaction of Performance Goals described in Section 10.3 (“Vesting Conditions”). The period of time during which the Restricted Stock will remain subject to restrictions (the “Restriction Period”) will be designated in the Grant Agreement. If either the award of a Restricted Stock Grant or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals (a “Performance-Based Restricted Stock Grant”), the Committee shall follow procedures substantially equivalent to those set forth in Section 10.2 through Section 10.8. Restricted Stock Grants may be in the form of Restricted Stock, Restricted Stock Units or Performance-Based Restricted Stock.

(b) The Committee shall determine the number of Shares to be awarded pursuant to a Restricted Stock Grant and the restrictions applicable to such Shares, subject to the limitations contained in Sections 5.2 and 5.4 hereof.
Section 7.2 Disposition of Restricted Stock Grants on Cessation of Employment. Except as otherwise specifically provided for herein, employment for the purposes of this subsection shall mean continuous full-time salaried employment with the BWFG, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this subsection may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of the Restricted Stock Grant or afterward. The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement as to all shares covered by the Restricted Stock Grant following cessation of employment.
(a) Except as provided in paragraphs (b), (c) and (d) below, in the event Grantee ceases to be an employee of BWFG during the Restriction Period through involuntary termination without Cause by BWFG or any voluntary termination, the Restricted Stock Grant to such Grantee shall terminate as to all Shares covered by such Grant as to which the restrictions have not lapsed.
(b) If such termination is due to Retirement, the Restricted Stock Grant to such Grantee shall terminate, accelerate or continue to vest as to all Shares covered by such Grant as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.
(c) If such termination is due to death or Disability, all Restricted Stock held by such Grantee shall vest immediately on the date of such Grantee’s death or Disability.
(d) If a Grantee should die while employed by BWFG or after Disability or Retirement, any Restricted Stock Grant made to the Grantee under this Plan may be settled by the person designated in such Grantee’s last will and testament or, in the absence of such designation, by the Grantee’s estate, to the full extent that such Restricted Stock Grant could have been settled by such Grantee immediately prior to the Grantee’s death, but not later than such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.
(e) In the event Grantee ceases to be an employee of BWFG through involuntary termination for Cause, the Restricted Stock Grant to such Grantee shall terminate as to all Shares covered by such Grant immediately upon such involuntary termination.
Section 7.3 Disposition of Restricted Stock by Grantee other than on Cessation of Employment.
(a) In the event Grantee ceases to be a Non-Employee Director through removal for Cause by BWFG the Restricted Stock Grant to such Grantee shall terminate as to all Shares covered by such Grant immediately upon removal as a director.
(b) In the event Grantee ceases to be a Non-Employee Director due to Retirement, the Restricted Stock Grant to such Grantee shall terminate, accelerate or continue to vest as to all Shares covered by such Grant as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.
(c) In the event Grantee ceases to be a Non-Employee Director due to death or Disability, all Restricted Stock held by such Grantee shall vest immediately on the date of such Grantee’s death or Disability.
Section 7.4 Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a permitted Successor. The Committee may determine that the Company will issue certificates for shares of Restricted Stock, in which case each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the share certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such Shares have lapsed.
Section 7.5 Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, in its discretion, the Grantee shall have the right to vote Restricted Stock. From the date of the Restricted Stock Grant through the earlier of (i) the date such Restricted Stock is forfeited, and (ii) the date certificates evidencing Shares are delivered, the Grantee shall be entitled to receive dividends or other distributions paid on such Shares, as deemed appropriate by the Committee; provided, however, that any such dividend equivalents shall not be payable unless and until the date certificates evidencing the Shares are delivered to the Grantee as provided above.
Section 7.6 Vesting; Lapse of Restrictions. Except as otherwise provided herein, all restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants awarded to Directors that the restrictions shall lapse without regard to any Restriction Period.
Section 7.7 Restricted Stock Unit Grants.
(a) Restriction Period. Subject to the limits under Sections 5.2 and 5.4, the Committee may grant Restricted Stock Units to Grantees representing the right to receive Shares, cash, or both, as determined by the Committee. At the end of the Restriction Period, cash or Shares or both shall be delivered to the Grantee (unless previously forfeited). Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. A Grantee of Restricted Stock Units shall have none of the rights of a holder of Common Stock unless and until Shares are actually delivered in satisfaction of such Restricted Stock Units.
(b) Number of Units. The Committee shall determine the number of Restricted Stock Units pursuant to a Restricted Stock Unit Grant and the restrictions applicable to such shares, subject to the limitations contained in Sections 5.2 and 5.4.
ARTICLE VIII
STOCK APPRECIATION RIGHTS
Section 8.1 Grant of Stock Appreciation Rights in General.
(a) The Committee may award Stock Appreciation Rights to a Grantee subject to the limits under Sections 5.2 and 5.4. Stock Appreciation Rights may be granted in tandem with all or any portion of a related Option (a “Tandem Stock Appreciation Right”) or may be granted independently of any Option (a “Freestanding Stock Appreciation Right”). A Tandem Stock Appreciation Right may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
(b) The Committee shall establish the exercise price for each Stock Appreciation Right; provided, however, that (a) the exercise price per share subject to a Tandem Stock Appreciation Right shall be the Option Price per share under the related Option and (b) the exercise price per share subject to a Freestanding Stock Appreciation Right shall be not less than the Fair Market Value of a Share as of the Grant Date of the Stock Appreciation Right (the “Base Amount”). The Committee may not modify the applicable Base Amount of the Stock Appreciation Right after the Grant Date.
Section 8.2 Terms and Exercise of Stock Appreciation Rights; Limitations on Exercise and Transferability of Stock Appreciation Rights.
(a) Tandem Stock Appreciation Rights granted under this Plan shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem Stock Appreciation Right is granted with respect to less than the full number of Shares subject to the related Option. The Committee may, in its discretion, provide in any Grant Agreement evidencing a Tandem Stock Appreciation Right that such Stock Appreciation Right may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem Stock Appreciation Right shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem Stock Appreciation Right with respect to some or all of the Shares subject to such Stock Appreciation Right, the related Option shall be canceled automatically as to the number of Shares with respect to which the Tandem Stock Appreciation Right was exercised. Upon the exercise of an Option related to a Tandem Stock Appreciation Right as to some or all of the shares subject to such Option, the related Tandem Stock Appreciation Right shall be canceled automatically as to the number of Shares with respect to which the related Option was exercised.

(b) Freestanding Stock Appreciation Rights granted under this Plan shall be exercisable only during a Term commencing on the Grant Date, unless otherwise specified in the Grant Agreement, and ending (unless the Stock Appreciation Right shall have terminated earlier) on a date to be fixed by the Committee or later than the tenth (10th) anniversary of the date it is granted for any Grantee.
(c) If, on the date on which a Stock Appreciation Right would otherwise terminate or expire, the Stock Appreciation Right by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such Stock Appreciation Right, then any portion of such Stock Appreciation Right which has not previously been exercised shall NOT automatically be deemed to be exercised as of such date with respect to such portion.
Section 8.3 Exercise of Stock Appreciation Rights by Grantee on Cessation of Employment. Except as otherwise specifically provided for herein, employment for the purposes of this subsection shall mean continuous full-time salaried employment with BWFG, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this subsection may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of granting a Stock Appreciation Right or afterward. The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement for exercises of Stock Appreciation Rights following cessation of employment.
(a) Except as provided in subsections (b), (c), (d) and (e) below, in the event Grantee ceases to be an employee of BWFG through involuntary termination without Cause by the BWFG or any voluntary termination, all Stock Appreciation Rights held by such Grantee shall lapse on the date that is the earlier of (i) ninety (90) days following such termination, or (ii) the expiration date set forth in such Stock Appreciation Right.
(b) If such termination is due to Retirement, all Stock Appreciation Rights held by such Grantee shall continue to vest in accordance with the terms of the Grant and all such Stock Appreciation Rights shall be exercised on the earlier of the expiration of the Term of such Stock Appreciation Rights or (i) with respect to Stock Appreciation Rights unvested at the time of Retirement, prior to that date that is three (3) years from the date of vesting; and (ii) with respect to Stock Appreciation Rights vested at the time of Retirement, prior to that date that is three (3) years from the date of Retirement.
(c) If such termination is due to death or Disability, all Stock Appreciation Rights held by such Grantee shall vest immediately on the date of such Grantee’s death or Disability and all such Stock Appreciation Rights shall be exercised within one (1) year of the date of death or Disability.
(d) If a Grantee should die while employed by BWFG or after Disability or Retirement, any Stock Appreciation Right awarded to the Grantee under this Plan may be settled by the person designated in such Grantee’s last will and testament or, in the absence of such designation, by the Grantee’s estate, to the full extent that such Stock Appreciation Right could have been exercised by such Grantee immediately prior to the Grantee’s death, but not later than such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Stock Appreciation Right.
(e) No exercises may occur after expiration of the Term of the Stock Appreciation Right.
(f) In the event Grantee ceases to be an employee of the Company through involuntary termination for Cause, all Stock Appreciation Rights held by such Grantee shall lapse immediately upon such termination.
Section 8.4 Exercise of Stock Appreciation Rights by Grantee other than on Cessation of Employment.
(a) In the event Grantee ceases to be a Non-Employee Director through removal for cause by BWFG, all Stock Appreciation Rights held by such Grantee shall lapse immediately upon removal as a director.
(b) In the event Grantee ceases to be a Non-Employee Director due to Retirement, all Stock Appreciation Rights held by such Grantee shall continue to vest in accordance with the terms of the Grant and all such Stock Appreciation Rights shall be exercised on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(c) In the event Grantee ceases to be a Non-Employee Director due to death or Disability, all Stock Appreciation Rights held by such Grantee shall vest immediately on the date of such Grantee’s death or Disability and all such Stock Appreciation Rights shall be exercised within one (1) year of the date of death or Disability.
(d) No exercises may occur after expiration of the Term of the Stock Appreciation Right.
Section 8.5 Value of Stock Appreciation Rights. When a Grantee exercises Stock Appreciation Rights, the Grantee shall receive in settlement thereof, Shares, cash, or both, as determined by the Committee, equal to the “spread value” for the number of Stock Appreciation Rights exercised. The “spread value” for a Stock Appreciation Right is the amount representing the difference by which the Fair Market Value of the underlying Common Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price.
Section 8.6 Form of Payment. For purposes of calculating the amount of Shares, cash, or both, to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right and shall be distributed, subject to Section 12.6, net of applicable withholding taxes. When payment is to be made in shares of Common Stock, the number of Shares to be issued shall be determined on the basis of the Fair Market Value of the Shares on the date of exercise of the Stock Appreciation Right. For purposes of this Article VIII, a Stock Appreciation Right shall be considered exercised on the date on which the Company receives actual notice of exercise from the Grantee.
ARTICLE IX
UNRESTRICTED STOCK AWARDS
The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) a Grant of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Common Stock free of any restrictions (“Unrestricted Stock”) under this Plan. Grants of Unrestricted Stock may be awarded or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
ARTICLE X
PERFORMANCE GRANTS
Section 10.1 Performance Grants in General.
(a) Subject to the limits under Sections 5.2 and 5.4, the Committee may award Performance Grants to a Grantee upon such conditions as the Committee shall deem appropriate. Performance Grants may be in the form of Performance Shares, Performance Units or Performance-Based Restricted Stock.
(b) Unless otherwise provided by the Committee in granting a Performance Grant, each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Grantee in settlement of a Performance Grant will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
Section 10.2 Terms of Performance-Based Restricted Stock; Limitations on Transferability. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Performance-Based Restricted Stock except to a permitted Successor. The Committee may determine that the Company will issue certificates for shares of Performance-Based Restricted Stock, in which case each certificate for a share of Performance- Based Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the share certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Performance-Based Restricted Stock until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for shares of Performance-Based Restricted Stock until all restrictions on such Shares have lapsed.
Unless the Committee determines otherwise, in its discretion, the Grantee shall have the right to vote Performance-Based Restricted Stock. From the date of the Performance-Based Restricted Stock Grant through the earlier of (i) the date such Performance-Based Restricted Stock is forfeited, and (ii) the date certificates evidencing Shares are delivered, the Grantee shall be entitled to receive dividends or other distributions paid on such Shares, as deemed appropriate by the Committee; provided, however, that any such dividend equivalents shall not be payable unless and until the date certificates evidencing the Shares are delivered to the Grantee as provided above. Except as otherwise provided herein, all restrictions imposed on Performance- Based Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Performance-Based Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.
Section 10.3 Establishment of Performance Goals and Performance Period. The Committee shall establish in writing the performance period applicable to each Performance Grant (“Performance Period”) and one or more performance goals (“Performance Goals”) which, when measured at the end of the Performance Period, shall determine the final value of the Performance Grant to be paid to the Grantee. Once established, the Performance Goals shall not be changed during the Performance Period.
Section 10.4 Measurement of Performance Goals. For purposes of this Plan, the Performance Goals shall be determined by the Committee, according to criteria established by the Committee. The Performance Goals upon which the payment or vesting of a Grant depends may include, without limitation: (a) earnings or earnings per share, (b) return on equity, (c) return on assets, (d) revenues, (e) expenses or reductions in cost, (f) one or more operating ratios, (g) stock price, (h) shareholder return, (i) market share, (j) asset growth, (k) loan growth, (l) deposit growth and/or core deposit growth, (m) non-interest income; (n) charge-offs, (o) credit quality, (p) reductions in non-performing assets, (q) economic value added models or equivalent metrics, (r) productivity ratios; (s) customer satisfaction measures and/or (t) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions.
The Performance Goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit. The Committee shall determine whether such Performance Goals are attained and such determination shall be final and conclusive. In the event that the Performance Goals are not met, the Performance Grant shall be forfeited and transferred to, and reacquired by, the Company at no cost to the Company.
The Committee may impose such other restrictions and conditions (in addition to the performance-based restrictions described above) on any Performance Grant as the Committee deems appropriate and may waive any such additional restrictions and conditions, so long as such waiver does not waive any restriction described in the previous paragraph. Nothing herein shall limit the Committee’s ability to reduce or increase the amount payable under a Grant upon the attainment of the Performance Goals.
The Committee may provide in any such Grant that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (c) any reorganization and restructuring programs; (d) extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; and (e) acquisitions or divestitures.
In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A.
Section 10.5 Determination of Final Value and Certification of Attainment of Performance Goals. As soon as practicable following the completion of the Performance Period applicable to a Performance Grant, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final values of the Grant earned by the Grantee and to be paid/delivered upon its settlement in accordance with the terms of the Grant Agreement. No Grants will be paid for such Performance Period until such certification is made by the Committee. The Committee may rely on others as the basis for its certification, so long as such reliance is reasonable under the circumstances.
The Committee shall have no discretion to increase the value of a Grant payable upon its settlement in excess of the amount called for by the terms of the Grant Agreement on the basis of the degree of attainment of the

Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Grantee’s Grant Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Grant that would otherwise be delivered upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Grantee’s Performance Grant. As soon as practicable following the Committee’s certification, the Company shall notify the Grantee of the determination of the Committee.
Section 10.6 Dividend Equivalents. In its discretion, the Committee may provide in the Grant Agreement evidencing any Performance-Based Restricted Stock Grant or Performance Share Grant that the Grantee shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to the date on which the Performance-Based Restricted Stock or Performance Shares are settled or forfeited. Dividend Equivalents, if granted must be accumulated and paid to the extent that the Performance-Based Restricted Stock or Performance Shares become nonforfeitable. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Shares as provided in Section 10.7. Dividend Equivalents shall not be paid with respect to Performance Units.
Section 10.7 Payment in Settlement of Performance Grants. Payment of the final value of a Performance Grant earned by a Grantee as determined following the completion of the applicable Performance Period pursuant to Sections 10.5 and 10.6 may be made in cash, by check or cash equivalent or in such other form as the Committee may approve, including Shares, or a combination of cash, Shares and/or such other form of property. If payment is made in Shares, the number of such shares shall be determined by dividing the final value of the Performance Grant by the Fair Market Value of a share of Common Stock on the settlement date. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Code Section 162(m).
Section 10.8 Disposition of Performance Grants on Cessation of Employment. Except as otherwise specifically provided for herein, employment for the purposes of this subsection shall mean continuous full-time salaried employment with BWFG, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded. Employment for the purposes of this subsection may, at the discretion of the Committee, also include continuous full-time salaried employment with a former Subsidiary under circumstances as determined by the Committee, which determination can be made either at the time of the Performance Grant or afterward. The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement as to all shares covered by the Performance Grant following cessation of employment.
(a) Except as provided in paragraphs (b), (c) and (d) below, in the event Grantee ceases to be an employee of BWFG during any Restriction Period through involuntary termination without Cause by BWFG or any voluntary termination, the Performance Grant to such Grantee shall terminate as to all Shares covered by such Grant as to which the restrictions have not lapsed.
(b) If such termination is due to Retirement, the Performance Stock Grant to such Grantee shall terminate, accelerate or continue to vest as to all Shares covered by such Grant as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.
(c) If such termination is due to death or Disability, any Performance Grant held by such Grantee shall vest immediately on the date of such Grantee’s death or Disability.
(d) If a Grantee should die while employed by the Company or after Disability or Retirement, any Performance Grant made to the Grantee under this Plan may be settled by the person designated in such Grantee’s last will and testament or, in the absence of such designation, by the Grantee’s estate, to the full extent that such Performance Grant could have been settled by such Grantee immediately prior to the Grantee’s death, but not later than such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.
(e) In the event Grantee ceases to be an employee of BWFG through involuntary termination for Cause, the Performance Grant to such Grantee shall terminate as to all Shares covered by such Grant immediately upon such involuntary termination.

Section 10.9 Disposition of Performance Grants by Grantee other than on Cessation of Employment.
(a) In the event Grantee ceases to be a Non-Employee Director through removal for Cause by BWFG the Performance Grant to such Grantee shall terminate as to all Shares covered by such Grant immediately upon removal as a director.
(b) In the event Grantee ceases to be a Non-Employee Director due to Retirement, the Performance Grant to such Grantee shall terminate, accelerate or continue to vest as to all Shares covered by such Grant as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.
(c) In the event Grantee ceases to be a Non-Employee Director due to death or Disability, any Performance Grant held by such Grantee shall vest immediately on the date of such Grantee’s death or Disability.
Section 10.10 Nontransferability of Performance Grant. Performance Grants may not be sold, exchanged, transferred, pledged, hypothecated, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution until the completion of the applicable Performance Period. All rights with respect to Performance Shares and Performance Units granted to a Grantee hereunder shall be exercisable during his or her lifetime only by such Grantee.
Section 10.11 Status of Performance Grants under Section 162(m). The terms of Section 10, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Grant, as likely to be a Covered Employee with respect to that fiscal year.
ARTICLE XI
OTHER STOCK-BASED GRANTS
The Committee shall have authority to grant to eligible Grantees an “Other Stock-Based Grant,” which shall consist of any right that is a Grant of Common Stock or a Grant denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of this Plan, other than a Grant described in Articles VI through X above.
ARTICLE XII
MISCELLANEOUS
Section 12.1 Shareholders’ Rights. The existence of Grants shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure; the dissolution or liquidation of the Company, or sale or transfer of any party of its assets or business; or any other corporate act, whether of a similar character or otherwise.
Section 12.2 No Right to Employment or to Serve as a Director.
(a) Nothing in this Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of BWFG nor shall anything in this Plan affect the right of the Company to terminate the employment of any employee, with or without Cause.
(b) Nothing in this Plan or any instrument executed pursuant hereto shall confer upon any Non-Employee Director any right to continue to serve as a Non-Employee Director nor shall anything in this Plan affect the right of the applicable board of directors to remove a Non- Employee Director from such board, with or without Cause, in accordance with the Company or each Bank’s Certificate of Incorporation and Bylaws, as applicable.
Section 12.3 Change in Control.
(a) Notwithstanding any other provision of this Plan, in the event of a Change in Control described in subsection (b), all restrictions and risks of forfeiture shall lapse and all vesting requirements (whether based on the lapse of time, performance measures or any other metrics) shall be deemed fully satisfied such that any outstanding award shall fully vest, except as otherwise provided in the Grant Agreement. Notwithstanding the foregoing, the provisions of this Section 12.3 shall be superseded by the employee’s then-existing employment agreement, if any.
(b) A “Change in Control” shall mean the first to occur of any one of the following events:
(i) the closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
(ii) the closing of the sale of all of the Company’s Shares to an unrelated person or entity;
(iii) the consummation of any merger, reorganization, consolidation or share exchange (a “Transaction”) unless the persons who were the beneficial owners of the outstanding Shares immediately before the consummation of such transaction beneficially own more than fifty percent (50%) of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this subsection, the percentage of the beneficially owned shares of the successor or survivor entity (“Successor”) described above shall be determined exclusively by reference to the shares of the Successor which result from the beneficial ownership of Shares by the persons described above immediately before the consummation of such transaction; or
(iv) the complete dissolution or liquidation of the Company.
A “Change in Control” shall be deemed not to have occurred if such event is mandated or directed by a regulatory body having jurisdiction over BWFG’s operations.
Section 12.4 Termination, Suspension or Modification of Plan. Provided no employee member of the Board participates as provided by Section 3.2(b) hereof, the Board may at any time terminate, suspend or modify this Plan, except that the Board shall not, without the authorization of the holders of a majority of the outstanding shares present or represented and entitled to vote at a duly held meeting of the Company’s shareholders, effect any change (other than through adjustment for changes in capitalization as hereinabove provided) which (a) increases the aggregate number of Shares underlying Grants; (b) changes the class of Eligible Grantees eligible to be awarded Grants; (c) lowers the minimum Option Price or Base Amount or otherwise materially increases the benefits accruing to Grantees through Grants under this Plan; (d) renders any member of the Committee eligible to receive a Grant while serving thereon except as provided by this Plan; (e) extends the effective period of this Plan; or (f) removes the restrictions set forth in Section 3.2(b). No termination, suspension or modification of this Plan shall adversely affect any right acquired by any Grantee or any Successor under the terms of a Grant awarded before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 5.3 does not adversely affect any such right.
Upon the dissolution or liquidation of the Company, this Plan shall terminate, and all Grants previously granted shall lapse on the date of such dissolution or liquidation.
Section 12.5 Legal Restrictions. The Company will not be obligated to issue Shares or make any payment on account of Grants underlying such Shares if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any securities exchange or quotations system upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to cause the exercise of any Option or Stock Appreciation Right or to make transfers on account of Grants.
The Grants will be forfeitable, at the direction of the Company’s primary regulator or at the discretion of the Board, in the event BWFG needs to raise capital in order to be adequately capitalized under applicable regulatory requirements. In such a case, Grantee will be notified in writing not less than 30 days prior to the date they are to be forfeited. Once forfeited, the Grants will no longer be outstanding and the holder thereof will have no rights with respect thereto.

Section 12.6 Withholding.
(a) Each Grantee exercising an Option or a Stock Appreciation Right as a condition to such exercise shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws and any portion of FICA that is due from Grantee (“Withholding Taxes”). Such Withholding Taxes shall be payable as of the date the payment is required from the Company to the taxing authority. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3. The Company shall have no obligation to deliver shares of Common Stock, to release shares of Common Stock from an escrow established pursuant to a Grant Agreement, or to make any payment in cash under this Plan until the Company’s tax withholding obligations have been satisfied by the Grantee.
(b) The Company shall have the right, but not the obligation, to deduct from any settlement of a Grant, including the delivery or vesting of Shares or dividend equivalents, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any withholding obligations. The Committee, in its discretion and consistent with Applicable Laws, may permit Shares to be used to satisfy required tax withholding, and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable Grant. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.
Section 12.7 Governing Laws. This Plan and all rights thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut. Although the Company is not currently subject to the provisions of Section 16 of the Exchange Act, the intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act should the Company ever become subject to those provisions. To the extent any provision of this Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of this Plan. In the event Rule 16b-3 is revised or replaced, the Committee may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.
Section 12.8 Non-exclusivity of this Plan. Neither the adoption of this Plan nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the awarding of Grants other than under this Plan.
Section 12.9 Clawback Provision. Notwithstanding any provision in this Plan to the contrary, any “incentive-based compensation” within the meaning of Section 10D of the Exchange Act will be subject to claw-back by the Company in the manner required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
Section 12.10 Parachute Payments. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or the Bank, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance-Based Restricted Stock, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (b) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent. For the avoidance of doubt, an Other Agreement may modify or negate the provisions of this Section 12.10.
Section 12.11 Beneficiary Designation. Each Grantee may file with the Company a written designation of a beneficiary who is to receive any benefit under this Plan to which the Grantee is entitled in the event of such Grantee’s death before Grantee receives any or all of such benefit. Each designation will revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. If a married Grantee designates a beneficiary other than the Grantee’s spouse, the effectiveness of such designation shall be subject to the consent of the Grantee’s spouse. If a Grantee dies without an effective designation of a beneficiary who is living at the time of the Grantee’s death, the Company will pay any remaining unpaid benefits to the Grantee’s legal representative.
Section 12.12 Unfunded Obligation. Any amounts payable to Grantees pursuant to this Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Committee or the Company and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company. The Grantees shall have no claim against any the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.
Section 12.13 Code Section 409A. The Plan is intended to comply with Code Section 409A or an exemption to Code Section 409A and, to the maximum extent permitted, shall be interpreted and administered in compliance therewith. Notwithstanding anything to the contrary in the Plan, to the extent any Grants hereunder constitute nonqualified deferred compensation within the meaning of Code Section 409A and would otherwise be payable during the six month period immediately following the Grantee’s separation from service (within the meaning of Code Section 409A), such Grants shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Grant under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Grantee. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to prevent the assessment of any additional tax or penalty on any Grantee under Code Section 409A and neither the Company nor the Committee will have any liability to Grantee for such tax or penalty.
Section 12.14 Non-exclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases. For point of clarity, the Company’s 2006 Stock Incentive Award Plan is not affected by this Plan.
Section 12.15 Captions. The use of captions in this Plan or any Grant Agreement is for the convenience of reference only and shall not affect the meaning of any provision of this Plan or such Grant Agreement.

Section 12.16 Other Provisions. Each Grant granted under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole discretion.
Section 12.17 Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
Section 12.18 Severability. If any provision of this Plan or any Grant Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.